UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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THE HOME DEPOT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE HOME DEPOT

PROXY STATEMENT
AND
NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS

TO OUR SHAREHOLDERS:

It is my pleasure to invite you to attend our 2006 Annual Meeting of Shareholders on Thursday, May 25, 2006, at 10:00 a.m., Eastern Time. The meeting will be held at the Hotel du Pont in Wilmington, Delaware.

The matters to be acted upon at the meeting are described in the enclosed notice and Proxy Statement.

We will seat attendees on a first-come, first-served basis. We recommend that shareholders arrive 20 to 30 minutes before the start of the meeting. If you will need special assistance or seating, please contact Audrey Davies at (770) 433-8211 Ext. 12700. We will provide an interpreter for the hearing impaired.

Note that for security reasons, attendees will be required to check all large bags, backpacks or similar items at the coat check prior to being admitted to the meeting.

PLEASE NOTE THAT YOU WILL NEED TO PRESENT AN ADMISSION TICKET IN ORDER TO ATTEND THE ANNUAL MEETING. If your shares are registered in your name and you received proxy materials by mail, your admission ticket is attached to your proxy card. If your shares are registered in your name and you received proxy materials electronically via the Internet, you will need to print an admission ticket after you vote by clicking on the "Submit" button at the bottom of the screen that provides a summary of your vote. Then click "To print an Admission Ticket for the meeting" on the next screen to print your ticket. If you hold shares through an account with a bank or broker, you will need to contact your bank or broker and request a legal proxy, which will serve as your admission ticket. A legal proxy is an authorization from your bank or broker to vote the shares it holds in its name. In addition to an admission ticket, all shareholders will be required to present valid picture identification to enter the meeting. IF YOU DO NOT HAVE AN ADMISSION TICKET (OR LEGAL PROXY) AND VALID PICTURE IDENTIFICATION, YOU WILL NOT BE ADMITTED TO THE MEETING.

If you are unable to attend the meeting, you can listen to it live over the Internet. You can access the audio by going to our website, www.homedepot.com.

Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote and submit your proxy by telephone, the Internet or by mail. If you are a registered shareholder and attend the meeting, you may revoke your proxy and vote your shares in person. If you hold your shares through a bank or broker and want to vote your shares in person, please contact your bank or broker to obtain a legal proxy.

Thank you for your support.

Sincerely,

Frank L. Fernandez
Secretary

NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS

TIME:	10:00 a.m., Eastern Time, on Thursday, May 25, 2006.
PLACE:	Hotel du Pont 11th and Market Streets Wilmington, Delaware
ITEMS OF BUSINESS:	(1) To elect all of the members of the Board of Directors;
(2) To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending January 28, 2007;
(3) To act on shareholder proposals described in the Proxy Statement; and
(4) To transact any other business properly brought before the Annual Meeting.
WHO MAY VOTE:	You may vote if you were a shareholder of record as of the close of business on March 28, 2006.
ANNUAL REPORT:	A copy of our 2005 Annual Report is enclosed.
DATE OF MAILING:	This Notice and the Proxy Statement are first being mailed to shareholders on or about April 14, 2006.
By Order of the Board of Directors,

Frank L. Fernandez, Secretary

TABLE OF CONTENTS

About the 2006 Annual Meeting of Shareholders	1
Board of Directors Information	3
Election of Directors and Director Biographies	8
Proposal to Ratify the Appointment of KPMG LLP	10
Shareholder Proposal Regarding Committee Report	11
Company Response	12
Shareholder Proposal Regarding Employment Diversity Report Disclosure	13
Company Response	14
Shareholder Proposal Regarding Chairman and CEO	16
Company Response	17
Shareholder Proposal Regarding Method of Voting for Directors	18
Company Response	19
Shareholder Proposal Regarding Retirement Benefits	20
Company Response	21
Shareholder Proposal Regarding Political Contributions	22
Company Response	23
Shareholder Proposal Regarding Governing Documents	24
Company Response	25
Shareholder Proposal Regarding Political Nonpartisanship	26
Company Response	27
Executive Compensation	28
Summary Compensation Table	28
Option Grants in Fiscal 2005 Table	32
Aggregated Option Exercises in Fiscal 2005 and Fiscal Year-End Option Values Tables	32
Long-Term Incentive Plan for Potential Payment in 2008	33
Equity Compensation Plan Information	34
Leadership Development and Compensation Committee Report	39
Audit Committee Report and Fees Paid to Independent Registered Public Accounting Firm	42
Stock Performance Graph	45
Company Financial Performance	45
Beneficial Ownership of Common Stock	46
General	48
Director Independence Standards	A-1

ABOUT THE 2006 ANNUAL MEETING OF SHAREHOLDERS

WHAT AM I VOTING ON?

You will be voting on the following:

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To elect all members of the Board of Directors;
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To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending January 28, 2007 ("Fiscal 2006");
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To act on shareholder proposals described in this Proxy Statement; and
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To transact any other business properly brought before the 2006 Annual Meeting of Shareholders (the "Meeting").

WHO IS ENTITLED TO VOTE?

You may vote if you owned shares of the Company's common stock as of the close of business on March 28, 2006. Each share of common stock is entitled to one vote. As of March 28, 2006, we had 2,117,846,411 shares of common stock outstanding.

HOW DO I VOTE BEFORE THE MEETING?

If you are a registered shareholder, meaning that you hold your shares in certificate form or through an account with our transfer agent, Computershare Trust Company, N.A., you have three voting options:

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Over the Internet, at the address shown on your proxy card;
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By telephone, through the number shown on your proxy card; or
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By mail, by completing, signing and returning the enclosed proxy card.

If you hold your shares through an account with a bank or broker, your ability to vote by telephone or the Internet depends on their voting procedures. Please follow the directions that your bank or broker provides.

MAY I VOTE AT THE MEETING?

You may vote your shares at the Meeting if you attend in person. If you hold your shares through an account with a bank or broker, you must obtain a legal proxy from the bank or broker in order to vote at the Meeting. A legal proxy is an authorization from your bank or broker to vote the shares it holds in its name. Even if you plan to attend the Meeting, we encourage you to vote your shares by proxy. You may vote by proxy through the Internet, by telephone or by mail.

CAN I CHANGE MY MIND AFTER I VOTE?

You may change your vote at any time before the polls close at the conclusion of voting at the Meeting. You may do this by (1) signing another proxy card with a later date and delivering it to us before the Meeting, (2) voting again by telephone or over the Internet prior to 10:00 a.m., Eastern Time, on May 25, 2006, or (3) voting at the Meeting if you are a registered shareholder or have obtained a legal proxy from your bank or broker.

WHAT IF I RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

Proxies that are signed and returned but do not contain instructions will be voted (1) "For" the election of director nominees, (2) "For" the ratification of KPMG LLP, (3) "Against" the shareholder proposals and (4) in accordance with the best judgment of the named proxies on other matters properly brought before the Meeting.

HOW DO I VOTE IF I PARTICIPATE IN ONE OF THE COMPANY'S RETIREMENT PLANS?

You may vote your shares by Internet, telephone or mail, all as described on the enclosed proxy card. By voting, you are instructing the trustee of your plan to vote all of your shares as directed. If you do not vote, the shares credited to your account will be voted by the trustee for your plan in the same proportion that it votes shares in other accounts for which it received timely instructions. (If, however, you do not vote and you participate in one of the Company's Canada-based retirement plans, your shares will not be voted.) If you also own stock in your own name and not through a broker, your proxy card includes both those shares and shares credited to your plan account.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD OR INSTRUCTION FORM?

It indicates that your shares are registered differently and are in more than one account. To ensure that all shares are voted, please either vote each account by telephone or on the Internet, or sign and return all proxy cards. We encourage you to register all your accounts in the same name and address. Registered shareholders may contact our transfer agent, Computershare Trust Company, N.A., at 1-800-577-0177. Those holding shares through a bank or broker should contact your bank or broker and request consolidation.

WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY OR INSTRUCTION FORM?

If you are a registered shareholder and do not provide a proxy, you must attend the Meeting in order to vote your shares. If you hold shares through an account with a bank or broker, your shares may be voted if you do not provide voting instructions. Brokerage firms have the authority under New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on routine matters. The election of directors and the ratification of KPMG LLP as the Company's Fiscal 2006 independent registered public accounting firm are considered routine matters. The shareholder proposals to be voted on at the Meeting are not considered routine. When a proposal is not routine and the brokerage firm has not received voting instructions from the beneficial owner, the brokerage firm cannot vote the shares on that proposal. Shares that a broker is not authorized to vote are counted as "broker non-votes."

HOW CAN I ATTEND THE MEETING?

To attend the Meeting, you will need to bring an admission ticket and valid picture identification. If your shares are registered in your name and you received proxy materials by mail, your admission ticket is attached to your proxy card. If your shares are registered in your name and you received proxy materials electronically via the Internet, you will need to print an admission ticket after you vote by clicking on the "Submit" button at the bottom of the screen that provides a summary of your vote. Then click "To print an Admission Ticket for the meeting" on the next screen to print your ticket. If you hold shares through an account with a bank or broker, you will need to contact your bank or broker and request a legal proxy, which will serve as your admission ticket. IF YOU DO NOT HAVE AN ADMISSION TICKET (OR LEGAL PROXY) AND VALID PICTURE IDENTIFICATION, YOU WILL NOT BE ADMITTED TO THE MEETING.

HOW CAN I LISTEN TO THE MEETING OVER THE INTERNET?

You can listen to the Meeting live by logging onto our website, www.homedepot.com, and clicking on the Meeting icon.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

Your shares are counted as present at the Meeting if you attend the Meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to conduct our Meeting, a majority of our outstanding shares of common stock as of the close of business on March 28, 2006 must be present in person or by proxy. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum.

HOW MANY VOTES ARE NEEDED TO APPROVE THE COMPANY'S PROPOSALS?

The nominees receiving the highest number of "For" votes will be elected as directors. This number is called a plurality. Shares not voted will have no impact on the election of directors. The proxy given will be voted "For" each of the nominees for director unless a properly executed proxy card is marked "Withhold" as to a particular nominee or nominees for director.

The ratification of the appointment of KPMG LLP as the Company's Fiscal 2006 independent registered public accounting firm requires that a majority of the votes cast at the Meeting be voted "For" the proposal. A properly executed proxy card marked "Abstain" with respect to this proposal will not be counted as a vote cast.

HOW MANY VOTES ARE NEEDED TO APPROVE SHAREHOLDER PROPOSALS?

Approval of each shareholder proposal requires that a majority of votes cast at the Meeting be voted "For" the proposal. A properly executed proxy card marked "Abstain" with respect to these proposals will not be counted as a vote cast. Broker non-votes will not be voted with respect to any shareholder proposal presented at the Meeting.

BOARD OF DIRECTORS INFORMATION

WHAT IS THE MAKEUP OF THE BOARD OF DIRECTORS AND HOW OFTEN ARE MEMBERS ELECTED?

Our Board of Directors currently has 12 members. Each director stands for election every year. Candidates are eligible for nomination for election to the Board provided they have not reached age 72 by the calendar year-end immediately preceding the Company's next annual meeting of shareholders.

ARE ANY DIRECTORS NOT STANDING FOR RE-ELECTION?

Yes. Richard H. Brown will not stand for re-election to the Board. Following the Meeting, the size of the Board will be reduced to 11 members.

WHAT IF A NOMINEE IS UNWILLING OR UNABLE TO SERVE?

Each nominee listed in the Proxy Statement has agreed to serve as a director, if elected. If for some unforeseen reason a nominee becomes unwilling or unable to serve, proxies will be voted for a substitute nominee selected by the Board.

HOW ARE DIRECTORS COMPENSATED?

In order to align the interests of non-management directors with shareholders, the Company requires that each such director's annual retainer be two-thirds Company equity. Such equity awards stipulate that shares of Company stock must continue to be held until the director retires from the Board or for one year after withdrawal if such director terminates his or her Board service for any reason other than ordinary Board retirement. This approach to director compensation is also set forth in the Company's Corporate Governance Guidelines. These guidelines are available in the Investor Relations section of the Company's website at www.homedepot.com and are also available in print upon request.

Each director who was a Board member during the fiscal year ended January 29, 2006 ("Fiscal 2005") and who was not employed by the Company received an annual retainer of $130,000, paid in the following manner:

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$80,000 in the form of deferred shares granted under The Home Depot, Inc. 2005 Omnibus Stock Incentive Plan (the "Omnibus Plan"); and
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$50,000 in the form of cash or deferred stock units under The Home Depot, Inc. NonEmployee Directors' Deferred Stock Compensation Plan (the "Directors Plan"), at the election of the director.

Each non-management director also received 9,000 nonqualified stock options.

Director compensation is paid for the twelve-month period commencing with each annual meeting. A pro rata portion of annual director compensation is paid to directors who become Board members after the annual meeting as follows: 100% for appointments before the sixth month anniversary of the annual meeting, 50% after the sixth but not later than the ninth month anniversary of the annual meeting, and 25% after the ninth month anniversary of the annual meeting.

In addition to the annual retainer and stock options, each director received $2,000 per Board meeting and $1,500 per Committee meeting attended.

Each director is also entitled to receive $2,000 per annual meeting of shareholders attended. Each director who served as chair of a Board committee received $10,000, except for the Chair of the Audit Committee, who received $15,000. Board and Committee meeting and chair fees are payable in cash or deferred stock units under the Directors Plan, at the election of the director.

The Company also pays the travel and accommodation expenses of directors and, when requested by the Company, their spouses to attend Board meetings, conduct store visits and participate in other corporate functions, together with any taxes related to such payments.

As part of the Company's overall support of charitable organizations, and in order to preserve its ability to attract directors with outstanding experience and ability, the Company maintains a program that permits each director to recommend charitable organizations to receive up to $1,000,000 from the Company upon the director's retirement from the Board at the mandatory age of 72. Additionally, through the program, the Company will match up to $100,000 of charitable donations made by each director during each calendar year. The directors will not receive any financial benefit from this program because the charitable deductions accrue solely to the Company. Donations under the program are not made to any charity from which the director (or a party related to the director) directly or indirectly receives compensation.

HOW DOES THE BOARD DETERMINE WHICH DIRECTORS ARE INDEPENDENT?

The Company's Corporate Governance Guidelines meet or exceed the independence standards adopted by the Securities and Exchange Commission and the New York Stock Exchange.

Pursuant to such guidelines, the Board of Directors and the Nominating and Corporate Governance Committee reviewed the independence of each director in February 2006. During this review, the Board and the Committee considered all relevant facts and circumstances related to transactions and relationships between each director (and his or her immediate family and affiliates) and the Company and its management to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent in light of applicable law, New York Stock Exchange listing standards and the Company's Director Independence Standards, attached as Appendix A. Based on this review and the recommendation of the Committee, the Board affirmatively determined that the following nine directors nominated for election at the Meeting are independent: Gregory D. Brenneman, John L. Clendenin, Claudio X. González, Bonnie G. Hill, Laban P. Jackson, Jr., Lawrence R. Johnston, Kenneth G. Langone, Angelo R. Mozilo and Thomas J. Ridge. Robert L. Nardelli is considered an inside director because of his employment as President and Chief Executive Officer of the Company and is therefore not considered an independent director. Milledge A. Hart is considered a non-independent outside director because of certain transactions in the ordinary course of business between a company controlled by Mr. Hart and the Company, which are not significant enough to require reporting by the Company.

WHAT DOES THE LEAD DIRECTOR DO?

The Lead Director acts as a liaison between non-management directors and Company management. The Lead Director also chairs the executive sessions of non-management directors and consults with the Chairman of the Board on the agenda for Board meetings and other matters pertinent to the Company and the Board. Kenneth G. Langone currently serves as Lead Director. His current term expires on May 25, 2006 upon election and qualification of his successor.

WHAT ROLE DOES THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE PLAY IN SELECTING NOMINEES TO THE BOARD OF DIRECTORS?

As stated in its charter, two of the primary purposes of the Board's Nominating and Corporate Governance Committee are to (i) develop and implement policies and procedures that are intended to ensure the Board of Directors will be appropriately constituted and organized to meet its fiduciary obligations to the Company and its shareholders and (ii) identify individuals qualified to become members of the Board and to recommend to the Board the director nominees for the annual meeting of shareholders. The Committee is also responsible for considering candidates for Board membership submitted by eligible shareholders.

The Committee's charter, as well as other committee charters, is available on the Company's website at www.homedepot.com under Investor Relations and in print upon request.

ARE THE MEMBERS OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE INDEPENDENT?

Yes. All members of the Nominating and Corporate Governance Committee have been determined to be independent by the Board of Directors pursuant to New York Stock Exchange listing standards and the Director Independence Standards set forth in the Company's Corporate Governance Guidelines and attached as Appendix A.

HOW DOES THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE IDENTIFY AND EVALUATE NOMINEES FOR DIRECTOR?

The Nominating and Corporate Governance Committee considers candidates for nomination to the Board of Directors from a number of sources. Current members of the Board are considered for re-election unless they have notified the Company that they do not wish to stand for re-election and provided they have not reached age 72 by the calendar year-end immediately preceding the Company's next annual meeting of shareholders. The Committee also considers candidates recommended by current members of the Board, members of management or eligible shareholders. From time to time the Committee may engage a search firm to assist in identifying potential Board candidates, although such firm was not used to identify any of the nominees for director proposed for election at the Meeting.

The Committee evaluates all candidates for director, regardless of the person or firm recommending such candidate, on the basis of the length and quality of their business experience, the applicability of such candidate's experience to the Company and its business, the skills and perspectives such candidate would bring to the Board and the personality or "fit" of such candidate with existing members of the Board and management.

WHAT ARE THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE'S POLICIES AND PROCEDURES FOR CONSIDERING DIRECTOR CANDIDATES RECOMMENDED BY SHAREHOLDERS?

The Nominating and Corporate Governance Committee will consider all candidates recommended by eligible shareholders. An eligible shareholder is a shareholder (or group of shareholders) who owns at least 5% of the Company's outstanding shares of common stock and who has held such shares for at least one year as of the date of the recommendation. A shareholder wishing to recommend a candidate must submit the following documents to the Corporate Secretary of the Company at The Home Depot, Inc., 2455 Paces Ferry Road, Atlanta, Georgia 30339 not less than 120 days prior to the date the Company's proxy statement was released to shareholders in connection with the previous year's annual meeting of shareholders:

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A recommendation that identifies the candidate and provides contact information for such candidate;
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The written consent of the candidate to serve as a director of the Company, if elected; and
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Documentation establishing that the shareholder making the recommendation is an eligible shareholder.

Upon timely receipt of the required documents, the Corporate Secretary will determine if the shareholder submitting the recommendation is an eligible shareholder based on such documents. If the shareholder is not an eligible shareholder, the Committee may, but is not obligated to, evaluate the candidate and consider such candidate for nomination to the Board.

If the candidate is to be evaluated by the Committee, the Corporate Secretary will request a detailed resume, an autobiographical statement explaining the candidate's interest in serving as a director of the Company, a completed statement regarding conflicts of interest, and a waiver of liability for background check from the candidate. Such documents must be received from the candidate before the first day of February preceding the annual meeting of shareholders for the Committee to evaluate the candidate and consider such candidate for nomination by the Board.

WHAT ARE THE MINIMUM QUALIFICATIONS REQUIRED TO SERVE ON THE COMPANY'S BOARD OF DIRECTORS?

All members of the Board of Directors must possess the following minimum qualifications as determined by the Nominating and Corporate Governance Committee:

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A director must demonstrate integrity, accountability, informed judgment, financial literacy, creativity and vision;
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A director must be prepared to represent the best interests of all Company shareholders, and not just one particular constituency;
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A director must have a record of professional accomplishment in his or her chosen field; and
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A director must be prepared and able to participate fully in Board activities, including membership on at least two committees.

WHAT OTHER CONSIDERATIONS DOES THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CONSIDER?

The Nominating and Corporate Governance Committee believes it is important to have directors from various backgrounds and professions in order to ensure that the Board of Directors has a wealth of experiences to inform its decisions. Consistent with this philosophy, in addition to the minimum standards set forth above, business and managerial experience and an understanding of financial statements and financial matters are very important.

HOW MAY SHAREHOLDERS COMMUNICATE WITH MEMBERS OF THE BOARD OF DIRECTORS?

Shareholders and others who are interested in communicating directly with members of the Board, including communication of concerns relating to accounting, internal accounting controls, audit matters, fraud or unethical behavior, may do so by e-mail, at HD_Directors@homedepot.com, or by writing to the directors at the following address:

Name of Director or Directors
c/o Secretary to the Board of Directors
The Home Depot, Inc.
2455 Paces Ferry Road, N.W.
Atlanta, Georgia 30339

Information regarding these methods of communication can also be found in the Company's Corporate Governance Guidelines on the Company's website, www.homedepot.com, under Investor Relations.

The Corporate Secretary reviews and provides the Board of Directors with a summary of all such communications and a copy of any correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or the standing committees of the Board or that otherwise requires the attention of the Board. Correspondence relating to accounting, internal controls or auditing matters is immediately brought to the attention of the Company's internal audit department and, if appropriate, to the Audit Committee with respect to such matters.

Shareholders will generally receive a written acknowledgement from the Corporate Secretary following receipt of a written complaint or concern. All communications are treated confidentially. Shareholders can remain anonymous when communicating their concerns.

DOES THE COMPANY HAVE A CODE OF ETHICS?

The Company has adopted a Business Code of Conduct and Ethics that is applicable to all directors, officers and associates of the Company, including the principal executive officer and the principal financial and accounting officer. This code includes a Code of Ethics for Senior Financial Officers that is applicable to the Chief Executive Officer, Chief Financial Officer, Controller, Treasurer, all Senior Vice Presidents of the Finance Department and other designated financial associates. The complete text of the Business Code of Conduct and Ethics is available on the Company's website at www.homedepot.com under Investor Relations and is also available in print, free of charge, upon request. The Company intends to post any amendments to or waivers from its Business Code of Conduct and Ethics (to the extent applicable to the Company's executive officers and directors) at this location on its website.

HOW OFTEN DID THE BOARD MEET IN FISCAL 2005?

The Board of Directors met seven times during Fiscal 2005. The number of times that each Committee of the Board met is shown on page 7. Each incumbent director attended at least 75% of the meetings of the Board and of the standing committees of which he or she was a member during Fiscal 2005. While the Company has not adopted a formal policy regarding Board attendance at annual shareholder meetings, all directors attended the 2005 Annual Meeting of Shareholders.

WHAT ARE THE COMMITTEES OF THE BOARD?

During Fiscal 2005, the Board of Directors had standing Executive, Audit, Nominating and Corporate Governance and Leadership Development and Compensation Committees, and an Information Technology Advisory Council. The members of each of the Committees and the Information Technology Advisory Council as of the end of Fiscal 2005, their principal functions and the number of meetings held in Fiscal 2005 are shown below:

Name of Committee and Members	Committee Functions	Number of Meetings in Fiscal 2005
EXECUTIVE: Robert L. Nardelli, Chair John L. Clendenin Milledge A. Hart, III Kenneth G. Langone	• Exercises the authority of the full Board on specified matters between Board meetings	7
AUDIT: John L. Clendenin, Chair Gregory D. Brenneman Claudio X. González Laban P. Jackson, Jr. Kenneth G. Langone	• Selects the Company's independent registered public accounting firm • Oversees auditing procedures • Receives and accepts the report of the independent registered public accounting firm • Oversees internal systems of accounting and management control	11
NOMINATING AND CORPORATE GOVERNANCE: Kenneth G. Langone, Chair Gregory D. Brenneman Laban P. Jackson, Jr. Thomas J. Ridge	• Makes recommendations for nominees for director • Reviews and monitors activities of Board members • Oversees the Company's corporate governance practices and procedures	6
LEADERSHIP DEVELOPMENT AND COMPENSATION: Bonnie G. Hill, Chair Richard H. Brown John L. Clendenin Claudio X. González Lawrence R. Johnston	• Reviews and recommends compensation of directors and executive officers • Administers stock incentive and purchase plans • Makes grants of stock and option awards pursuant to stock incentive plans • Reviews and recommends policies, practices and procedures concerning human resource-related matters	7
INFORMATION TECHNOLOGY ADVISORY COUNCIL: Milledge A. Hart, III, Chair Richard H. Brown Bonnie G. Hill Lawrence R. Johnston Thomas J. Ridge	• Reviews and recommends practices and procedures concerning information support and security systems	5

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES

(ITEM 1 ON THE PROXY CARD)

WHO ARE THIS YEAR'S NOMINEES?

The nominees standing for election this year to hold office until the next annual meeting of shareholders and until his or her successor is elected and qualified are:

GREGORY D. BRENNEMAN, 44, Director since 2000

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Chairman of Burger King Corporation since February 2005 and Chief Executive Officer and Member of the Board of Burger King since August 2004
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Chairman and Chief Executive Officer of TurnWorks, Inc., a private equity firm, since October 2002
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President and Chief Executive Officer of PWC Consulting, the global business and consulting unit of PricewaterhouseCoopers, from June 2002 to October 2002
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President of Continental Airlines, Inc., an international commercial airline company, from 1996 to 2001 and member of the Board and Chief Operating Officer of Continental Airlines from 1995 to 2001
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Member of the Board of Automatic Data Processing, Inc.

JOHN L. CLENDENIN, 71, Director since 1996

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Retired as Chairman in 1997 and as President and Chief Executive Officer in 1996 of BellSouth Corporation, a communications company
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Director Emeritus of BellSouth Corporation since 1997
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Member of the Board of:
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Acuity Brands, Inc.
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Equifax Inc.
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The Kroger Co.
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Powerwave Technologies, Inc.

CLAUDIO X. GONZÁLEZ, 71, Director since 2001

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Chairman and Chief Executive Officer of Kimberly-Clark de Mexico, S.A. de C.V., a consumer products company, since 1973
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Member of the Board of:
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General Electric Company
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Kellogg Company
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Kimberly-Clark Corporation
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Investment Co. of America

MILLEDGE A. HART, III, 72, Director since 1978

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Member of the Board since 1985 and Chairman since 1997 of DocuCorp International, Inc.
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Chairman of the Board of:
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Hart Group, Inc., a private management service and investment company, since 1988
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Rmax, Inc., an insulation manufacturing company, since 1977

BONNIE G. HILL, 64, Director since 1999

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President of B. Hill Enterprises, LLC, a consulting firm specializing in corporate governance and board organizational and public policy issues, since 2001
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Co-founder of Icon Blue, Inc., a brand marketing company, and Chief Operating Officer since 1998
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President and Chief Executive Officer of The Times Mirror Foundation, a charitable foundation affiliated with Tribune Company, from 1997 to 2001
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Senior Vice President, Communications and Public Affairs of the Los Angeles Times, a daily newspaper and subsidiary of Tribune Company, from 1998 to 2001
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Vice President of The Times Mirror Company, a newspaper and publishing company, from 1997 to 2000
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Member of the Board of:
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AK Steel Holding Corporation
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Albertson's, Inc.
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California Water Service Group
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Hershey Foods Corporation
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YUM! Brands, Inc.

LABAN P. JACKSON, JR., 63, Director since 2004

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Chairman of Clear Creek Properties, Inc., a real estate development company in Lexington, Kentucky, since January 1989
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Member of the Board of:
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JPMorgan Chase & Co.
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IPIX Corporation

LAWRENCE R. JOHNSTON, 57, Director since 2004

•
Chairman of the Board, Chief Executive Officer and President of Albertson's, Inc., a food and drug retailer, since April 2001
•
President and Chief Executive Officer of GE Appliances from 1999-2001

KENNETH G. LANGONE, 70, Director since 1978

•
Co-founder of The Home Depot, Inc.
•
Lead Director of The Home Depot since 1998
•
Chairman of the Board, Chief Executive Officer and President of Invemed Associates, Inc., an investment banking and brokerage firm, since 1974
•
Member of the Board of:
-
ChoicePoint Inc.
-
YUM! Brands, Inc.
-
Unifi, Inc.

ANGELO R. MOZILO, 67, Director since 2006

•
Chief Executive Officer of Countrywide Financial Corporation, a diversified financial services holding company, since 1998; Chairman of the Board since 1999

ROBERT L. NARDELLI, 57, Director since 2000

•
Chairman of The Home Depot, Inc. since January 2002
•
President and Chief Executive Officer of The Home Depot, Inc. since December 2000
•
President and Chief Executive Officer of GE Power Systems, a supplier of power generation and energy delivery technology, from 1995 through December 2000

THOMAS J. RIDGE, 60, Director since 2005

•
Member of Thomas Ridge, LLC, a lecture and consulting firm, since February 2005
•
Secretary of Homeland Security, 2003-2005
•
Special Assistant to the President for Homeland Security, 2001-2003
•
Governor of Pennsylvania, 1995-2001
•
U.S. House of Representatives, 1983-1995
•
Member of the Board of Exelon Corporation

WE RECOMMEND THAT YOU VOTE
FOR THE ELECTION OF EACH OF
THESE NOMINEES TO
THE BOARD OF DIRECTORS

PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP

(ITEM 2 ON THE PROXY CARD)

WHAT AM I VOTING ON?

A proposal to ratify the appointment of KPMG LLP as the Company's Fiscal 2006 independent registered public accounting firm. The Audit Committee of the Board of Directors has appointed KPMG LLP to serve as the Company's Fiscal 2006 independent registered public accounting firm. Although the Company's governing documents do not require the submission of this matter to shareholders, the Board considers it desirable that the appointment of KPMG LLP be ratified by shareholders.

WHAT SERVICES DOES KPMG LLP PROVIDE?

Audit services provided by KPMG LLP for Fiscal 2005 included the examination of the consolidated financial statements of the Company; audit of the Company's internal control over financial reporting and to attest to management's report on internal control over financial reporting; audit of select closing balance sheets of acquired companies; retirement and health plan audits; and services related to periodic filings made with the Securities and Exchange Commission. Additionally, KPMG LLP provided certain services relating to the consolidated quarterly reports and annual and other periodic reports at international locations and tax and other services as described on page 44 of this Proxy Statement.

WILL A REPRESENTATIVE OF KPMG LLP BE PRESENT AT THE MEETING?

One or more representatives of KPMG LLP will be present at the Meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to questions from shareholders.

WHAT IF THIS PROPOSAL IS NOT APPROVED?

If the appointment of KPMG LLP is not ratified, the Audit Committee will reconsider the appointment.

WE RECOMMEND THAT YOU
VOTE FOR THE RATIFICATION OF
KPMG LLP AS THE COMPANY'S
FISCAL 2006 INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM

SHAREHOLDER PROPOSAL REGARDING COMMITTEE REPORT

(ITEM 3 ON THE PROXY CARD)

A shareholder has informed the Company that it intends to present the following proposal at the Meeting. The Company will provide its shareholders with the proponent's name and address and the number of shares of Company common stock held by the proponent promptly upon receipt of an oral or written request.

RESOLVED, that stockholders of The Home Depot, Inc. ("Home Depot") urge the board of directors to adopt a policy that Home Depot stockholders be given the opportunity at each annual meeting of stockholders to vote on an advisory resolution, to be proposed by Home Depot's management, to approve the report of the Leadership Development and Compensation Committee set forth in the proxy statement. The policy should provide that appropriate disclosures will be made to ensure that stockholders fully understand that the vote is advisory; will not affect any person's compensation; and will not affect the approval of any compensation-related proposal submitted for a vote of stockholders at the same or any other meeting of stockholders.

SUPPORTING STATEMENT

In our view, senior executive compensation at Home Depot has been excessive in recent years. In each of the last three years, CEO Robert Nardelli has been paid a base salary of more than $1,800,000, well in excess of the IRS cap for deductibility of non-performance-based compensation. His bonus in each of those years has been at least $4,000,000, and he was awarded restricted stock valued at over $8,000,000 in 2002, 2003 and 2004. Mr. Nardelli has also received a disturbingly large amount of compensation in form of "loan forgiveness" and tax gross-ups related to that forgiveness, which totaled over $3,000,000 in each of the past three years.

We believe that the current rules governing senior executive compensation do not give stockholders enough influence over pay practices. In the United Kingdom, public companies allow stockholders to cast an advisory vote on the "directors remuneration report." Such a vote isn't binding, but allows stockholders a clear voice which could help reduce excessive pay. U.S. stock exchange listing standards do require shareholder approval of equity-based compensation plans; those plans, however, set general parameters and accord the compensation committee substantial discretion in making awards and establishing performance thresholds for a particular year. Stockholders do not have any mechanism for providing ongoing input on the application of those general standards to individual pay packages. (See Lucian Bebchuk & Jesse Fried, Pay Without Performance 49 (2004))

Similarly, performance criteria submitted for stockholder approval to allow a company to deduct compensation in excess of $1 million are also broad and do not constrain compensation committees in setting performance targets for particular executives. Withholding votes from compensation committee members who are standing for reelection is a blunt instrument for registering dissatisfaction with the way in which the committee has administered compensation plans and policies in the previous year.

Accordingly, we urge Home Depot's board to allow stockholders to express their opinion about senior executive compensation practices by establishing an annual referendum process. The results of such a vote would, we think, provide Home Depot with useful information about whether stockholders view the company's compensation practices, as reported each year in the Leadership Development and Compensation Committee Report, to be in stockholders' best interests.

We urge stockholders to vote for this proposal.

COMPANY RESPONSE TO SHAREHOLDER PROPOSAL REGARDING COMMITTEE REPORT

WHAT IS THE RECOMMENDATION OF THE COMPANY?

THE COMPANY RECOMMENDS THAT YOU VOTE AGAINST THE ADOPTION OF THIS SHAREHOLDER PROPOSAL.

WHAT IS THE COMPANY'S EXECUTIVE COMPENSATION PHILOSOPHY?

The Company's Leadership Development and Compensation Committee, a committee of the Board of Directors comprised entirely of independent directors, is responsible for maintaining an executive compensation program designed to attract, motivate and retain the most highly talented and experienced leadership for the Company. The program is designed around various components of compensation, including base salaries, incentive bonuses, and various equity awards, and the Committee reviews and approves annually the compensation for all executive officers of the Company.

HOW DOES THE COMMITTEE DISCLOSE EXECUTIVE COMPENSATION MATTERS TO THE COMPANY'S SHAREHOLDERS?

The Company provides detailed and complete disclosure of compensation for executive officers in its proxy statement each year, in full compliance with the regulations of the Securities and Exchange Commission. These regulations require the reporting of all compensation arrangements for the Company's chairman, president and chief executive officer, as well as its four other highest paid executive officers. Also, as required by the SEC, the Committee publishes a detailed report each year in the proxy statement, setting forth its approach and philosophy with respect to executive compensation. The Committee's report, along with the other information provided in the Company's proxy statement, fully and fairly describes the compensation structure for the Company's executive officers, as well as furnishes an informed basis for Company shareholders to evaluate the Company's use of compensation to motivate and retain its key personnel.

WHY DOES THE COMPANY OPPOSE THIS PROPOSAL?

The Company believes that an advisory resolution would not change the contents of the Committee's report nor have any legal consequence on any compensation arrangement. Most importantly, an advisory vote would not provide the Committee with any meaningful insight into specific shareholder concerns regarding executive compensation that it could address when considering the Company's remuneration policies. Finally, an advisory vote is impractical when more effective means of communicating concerns to the Committee are available to shareholders.

HOW MAY SHAREHOLDERS COMMUNICATE CONCERNS TO THE COMMITTEE IN A MEANINGFUL WAY?

Shareholders may contact the Committee via e-mail at HD_Directors@homedepot.com, or by writing to the following address:

Leadership Development and
Compensation Committee
c/o Secretary to the Board of Directors
The Home Depot, Inc.
2455 Paces Ferry Road, N.W.
Atlanta, Georgia 30339

Through these means, the Committee can receive, understand and respond to specific concerns of shareholders instead of trying to react to an advisory vote.

WE RECOMMEND THAT YOU
VOTE AGAINST THE ADOPTION OF
THIS SHAREHOLDER PROPOSAL

SHAREHOLDER PROPOSAL REGARDING EMPLOYMENT DIVERSITY REPORT DISCLOSURE

(ITEM 4 ON THE PROXY CARD)

Certain shareholders have informed the Company that they intend to present the following proposal at the Meeting. The Company will provide its shareholders with the proponent names and addresses and the number of shares of Company common stock held by the proponents promptly upon receipt of an oral or written request.

Whereas: Equal employment opportunity (EEO) is a fair employment practice and an investment issue. We believe that companies with a good EEO record have a competitive advantage in employee recruitment and retention. Moreover, U.S. customers are becoming increasingly diverse. A representative work force is more likely to anticipate and respond effectively to evolving consumer demand.

Conversely, allegations of discrimination in the workplace have created a significant burden for shareholders due to the high cost of litigation and the potential loss of government contracts. Such litigation may also damage a company's reputation.

Specifically, the cost to Home Depot shareholders for settling discrimination lawsuits has exceeded $100 million in the last 10 years. While Home Depot's most significant EEO settlement of $87 million was in 1997, allegations of discrimination have persisted. In August 2004, Home Depot agreed to pay $5.5 million to settle U.S. Equal Employment Opportunity Commission charges of class-wide discrimination based on gender, race and national origin in its Colorado stores.

In U.S. corporations, women and minorities comprise 47% and 27% of the workforce, respectively, yet they represent less than 19% and 11% of the executive-level positions. Representation in management is better, but still disproportionately low at 36% for women and 17% for minorities (Peopleclick Research Institute, Feb. 2004, using U.S. Census Bureau's Census 2000 Special Equal Employment Opportunity Tabulation).

We agree with a recommendation of the 1995 bipartisan Glass Ceiling Commission report that "public disclosure of diversity data – specifically data on the most senior positions – is an effective incentive to develop and maintain innovative, effective programs to break the glass ceiling barriers."

Many major U.S. corporations provide diversity reports with detailed EEO information, including some that have previously experienced discrimination lawsuits, such as Chevron-Texaco and Coca-Cola.

In 2001 Home Depot, in an agreement with a coalition of more than two dozen institutional investors, began providing comprehensive EEO information to investors upon request. Since then, however, Home Depot has reversed its policy on disclosures of this information.

In 2005, 30% of Home Depot shareholders voted for a resolution requesting a comprehensive diversity report – the highest level of support ever on this issue – sending a strong signal to management that shareowners desire increased accountability on EEO.

Home Depot has demonstrated leadership on corporate social responsibility issues. We ask the company to expand upon that leadership by honoring its previous commitment to comprehensive EEO disclosure.

RESOLVED: The shareholders request that Home Depot prepare a diversity report, at reasonable cost and omitting confidential information, available to investors by September 2006, including the following:

        1.    A chart identifying employees according to their gender and race in each of the nine major EEOC-defined job categories for the last three years, listing numbers or percentages in each category;

        2.    A summary description of any affirmative action policies and programs to improve performance, including job categories where women and minorities are underutilized; and

        3.    A description of any policies and programs oriented specifically toward increasing the number of managers who are qualified females or minorities.

COMPANY RESPONSE TO SHAREHOLDER PROPOSAL REGARDING EMPLOYMENT DIVERSITY REPORT DISCLOSURE

WHAT IS THE RECOMMENDATION OF THE COMPANY?

THE COMPANY RECOMMENDS THAT YOU VOTE AGAINST THE ADOPTION OF THIS SHAREHOLDER PROPOSAL.

HAS THIS PROPOSAL BEEN SUBMITTED BEFORE?

Yes, substantially the same proposal was presented at the 2005 shareholder meeting. At that meeting, a majority of the Company's shareholders rejected the proposal.

WHAT IS THE COMPANY'S POLICY ON BEING AN EQUAL OPPORTUNITY EMPLOYER?

The Company's core values include an unwavering commitment to having respect for all people. The Company's success is defined by the talented and diverse workforce of women and men who stock its shelves, serve its customers and foster diversity throughout the Company. As an equal opportunity employer, the Company is committed to ensuring that its associates work in an environment of mutual respect, free from harassment and discrimination. The Company maintains a formal policy that it will not discriminate against any associate or applicant with regard to race, color, sex, sexual orientation, age, religion, national origin, disability or any other characteristic protected by applicable law. In addition, the Company's commitment to equal employment opportunity and diversity extends beyond the workplace. The Company is proud to support the efforts of many diversity-oriented organizations, including but not limited to, the Hispanic Association on Corporate Responsibility, the National Association for the Advancement of Colored People, the National Black MBA Association, the National Urban League, the Rainbow/PUSH Coalition, the United Negro College Fund and Catalyst U.S. and Canada. The Company has partnered with the AARP and four of the country's leading Hispanic organizations – The ASPIRA Association, Hispanic Association of Colleges and Universities, National Council of La Raza and SER – Jobs for Progress National – to promote the hiring of mature workers and Hispanic-Americans, respectively, in our stores. The Company is proud to have been honored for its commitment to being an equal opportunity employer through it being recognized as (i) No. 4 on the Hispanic Association for Corporate Responsibility's Corporate Responsibility Index, (ii) the Corporation of the Year by the Georgia Hispanic Chamber of Commerce and (iii) the premier partner of the AARP Featured Employer Program.

HOW DOES THE COMPANY RESPOND TO DISCRIMINATION CLAIMS?

In 1998, the Company resolved two significant gender-based class action discrimination claims. Part of the resolution involved commitments by the Company to implement enterprise-wide programs to help ensure equality in the Company's practices of hiring, promotions, job assignments, training, compensation and terminations. Based on the successful implementation of such programs, the Company was pleased when the court and plaintiffs' legal counsel supported the termination of one of the related consent decrees a full year earlier than its scheduled expiration.

WHAT SPECIFIC ACTIONS OR PROGRAMS HAS THE COMPANY UNDERTAKEN TO ENSURE EQUAL EMPLOYMENT OPPORTUNITY?

Over the past five years, the Company has continued to add programs and safeguards above and beyond those commitments made as part of the consent decrees described above. For example, during 2001 and 2002, the Company standardized and improved all employment-related processes. In 2003, the Company appointed a Vice President of Diversity and Inclusion to provide focused leadership and to develop an inclusive work environment in which all associates are valued members of the Company and are respected and supported to do their best work. Under such leadership, the Company formed an Inclusion Council comprised of all levels of associates, including senior management. The Council helps to shape the Company's policies on inclusion, determines key initiatives to support ongoing awareness and improvement and oversees the implementation of the Company's related practices and processes. Significantly, during 2004, the Company developed and implemented affirmative action plans for each of its 1800+ stores – more than any employer in America. Today, continuing in this commitment, the Company has affirmative action plans in all of its 2000+ stores. The Company believes that these actions have established it as a leader in equal employment opportunity.

WHY DOES THE COMPANY CONTINUE TO HAVE SOME DISCRIMINATION CLAIMS?

As one of America's largest employers, there is likely to be some dissatisfaction among certain associates. In the limited circumstances where legitimate issues arise, the Company takes appropriate action with respect to those involved. The Company maintains a zero tolerance policy with respect to discrimination.

WHY DOES THE COMPANY OPPOSE THIS PROPOSAL?

The Company takes seriously its commitment to being an equal opportunity employer and has created an Inclusion Council to focus on diversity issues affecting the Company, and established a hotline to promote the anonymous reporting of concerns regarding the Company's Business Code of Conduct and Ethics. In addition, as required by law, the Company prepares and files its EEO-1 report with the Equal Employment Opportunity Commission each year. The Company does not believe that public dissemination of this information, which could be manipulated or misinterpreted by those with interests adverse to the Company, would further promote the goal of equal employment opportunity in any meaningful way. Having demonstrated its leadership and support for the real issues presented by this proposal, the Company does not believe that adoption of the proposal would enhance its values or its unwavering commitment to equal employment opportunities.

WE RECOMMEND THAT YOU
VOTE AGAINST THE ADOPTION OF
THIS SHAREHOLDER PROPOSAL

SHAREHOLDER PROPOSAL REGARDING CHAIRMAN AND CEO

(ITEM 5 ON THE PROXY CARD)

A shareholder has informed the Company that it intends to present the following proposal at the Meeting. The Company will provide its shareholders with the proponent's name and address and the number of shares of Company common stock held by the proponent promptly upon receipt of an oral or written request.

5 – Independent Board Chairman

RESOLVED: Stockholders request that our Board change our governing documents (Charter or Bylaws if practicable) to require that the Chairman of our Board serve in that capacity only and have no management duties, titles, or responsibilities. This proposal gives our company an opportunity to cure our Chairman's loss of independence should it exist or occur once this proposal is adopted.

The primary purpose of our Chairman and Board of Directors is to protect shareholders' interests by providing independent oversight of management, including the CEO. Separating the roles of Chairman and CEO can promote greater management accountability to shareholders and lead to a more objective evaluation of our CEO.

        54% Yes-Vote

Twenty (20) shareholder proposals on this topic won an impressive 54% average yes-vote in 2005. The Council of Institutional Investors www.cii.org, whose members have $3 trillion invested, recommends adoption of this proposal topic.

An Independent Chairman of our Board would be better able to address the excessive CEO pay problem at our company. Excessive CEO pay could be a sign of a more serious problem – that our board has weak oversight of our CEO's performance.

The Corporate Library said our CEO/Chairman Mr. Nardelli has one of the world's most excessive compensation packages and "golden hello" payments, with very little reason given to support such actions. The pay-for-failure, pay-for-success, pay-for-anything-at-all attitude displayed by our board calls into serious question its effectiveness.

Additionally if Mr. Nardelli is terminated under certain circumstances he would receive severance that includes a flat $20 million, immediate forgiveness of any remaining amount of a $10 million loan (and related interest and taxes), immediate and full vesting of all unvested equity awards and deferred compensation, and, for each year prior to 2006, a fully vested grant of 450,000 stock options. All excise and income taxes would be paid by Home Depot, as would any taxes on those payments.

        Moreover

It is well to remember that at Enron, WorldCom, Tyco, and other legends of mis-management and/or corruption, the Chairman also served as CEO. If a CEO, who is also the Chairman, wants to cover up mis-management and directors disagree, with whom do they lodge complaints? The Chairman?

Independent Board Chairman
Yes on 5

COMPANY RESPONSE TO SHAREHOLDER PROPOSAL REGARDING CHAIRMAN AND CEO

WHAT IS THE RECOMMENDATION OF THE COMPANY?

THE COMPANY RECOMMENDS THAT YOU VOTE AGAINST THE ADOPTION OF THIS SHAREHOLDER PROPOSAL.

HAS THIS PROPOSAL BEEN SUBMITTED BEFORE?

Yes, substantially the same proposal was presented at the 2003 shareholder meeting. At that meeting, a majority of the Company's shareholders rejected the proposal.

WHAT ARE THE ADVANTAGES OF HAVING THE CHIEF EXECUTIVE OFFICER SERVE AS CHAIRMAN OF THE BOARD?

Since the Company was formed in 1978, the Company has primarily used the governance model of having one person serve as Chairman and Chief Executive Officer. This model has been widely adopted by public companies as good corporate governance, with a leading executive search firm finding that in 2005 71% of the companies comprising the S&P 500 have one person serving as Chairman and CEO. The Company believes that the stability and consistency in leadership that this good practice provides was a key part of its growth into the world's largest home improvement specialty retailer and the second largest retailer in the United States. The Board believes that at this time, the Company is best served by continuing to have the CEO also serve as Chairman. In his position as Chairman and CEO, Mr. Nardelli is able to promote communication, synchronize activities and provide consistent leadership to both the Board and the Company by acting as a conduit between the Board and the operating organization and coordinating the strategic objectives of both groups.

SHOULD THE LEAD DIRECTOR SERVE AS CHAIRMAN OF THE BOARD?

The Company believes the Lead Director's role is different than the Chairman's role and that the Company and its shareholders are best served by having different directors fill each position. Unlike the Chairman's role, which is to set the strategic priorities for the Board, preside over its meetings and communicate the Board's findings and guidance to management, the Lead Director serves as the liaison between the non-management directors and the senior management team. In such role, the Lead Director helps maintain the Board's independence and ability to fulfill its management oversight responsibilities. In addition, the Lead Director consults with the Chairman on agendas for Board meetings and other matters pertinent to the Company. The Company believes this structure provides the appropriate balance between the need for consistent strategic direction and the need for objectivity and independence of non-management directors.

DOES THE CHAIRMAN CONTROL THE INFORMATION PROVIDED TO THE BOARD?

The Chairman is not the sole source of information for the Board. As provided in the Company's Corporate Governance Guidelines, directors have full access to management and to information about the Company's operations. In addition, the non-management members of the Board, led by the Lead Director, regularly meet without management present to consider Company matters, including the performance of the CEO.

WHY DOES THE COMPANY OPPOSE THIS PROPOSAL?

The Company believes that it is in the best interests of the shareholders for the Board to have the flexibility to identify the director to serve as Chairman. The Company also believes that its twelve member Board, which is elected annually by shareholders and includes ten independent directors, is best situated to determine which director should serve as Chairman. The Company opposes this proposal because amending the Company's Certificate of Incorporation or Bylaws to restrict the Board's discretion would deprive the Board of the flexibility to select the most qualified and appropriate individual to lead the Board as Chairman.

WE RECOMMEND THAT YOU
VOTE AGAINST THE ADOPTION OF
THIS SHAREHOLDER PROPOSAL

SHAREHOLDER PROPOSAL REGARDING METHOD OF VOTING FOR DIRECTORS

(ITEM 6 ON THE PROXY CARD)

A shareholder has informed the Company that it intends to present the following proposal at the Meeting. The Company will provide its shareholders with the proponent's name and address and the number of shares of Company common stock held by the proponent promptly upon receipt of an oral or written request.

Director Election Majority Vote Standard Proposal

Resolved:    That the shareholders of The Home Depot, Inc. ("Company") hereby request that the Board of Directors initiate the appropriate process to amend the Company's governance documents (certificate of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders.

Supporting Statement:    Our Company is incorporated in Delaware. Delaware law provides that a company's certificate of incorporation or bylaws may specify the number of votes that shall be necessary for the transaction of any business, including the election of directors. (DGCL, Title 8, Chapter 1, Subchapter VII, Section 216). The law provides that if the level of voting support necessary for a specific action is not specified in the corporation's certificate or bylaws, directors "shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors."

Our Company presently uses the plurality vote standard to elect directors. This proposal requests that the Board initiate a change in the Company's director election vote standard to provide that nominees for the board of directors must receive a majority of the vote cast in order to be elected or re-elected to the Board.

We believe that a majority vote standard in director elections would give shareholders a meaningful role in the director election process. Under the Company's current standard, a nominee in a director election can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are "withheld" from that nominee. The majority vote standard would require that a director receive a majority of the vote cast in order to be elected to the Board.

The majority vote proposal received high levels of support last year, winning majority support at Advanced Micro Devices, Freeport McMoRan, Marathon Oil, Marsh & McLennan, Office Depot, Raytheon, and others. Leading proxy advisory firms recommended voting in favor of the proposal.

Some companies have adopted board governance policies requiring director nominees that fail to receive majority support from shareholders to tender their resignations to the board. We believe that these policies are inadequate for they are based on continued use of the plurality standard and would allow director nominees to be elected despite only minimal shareholder support. We contend that changing the legal standard to a majority vote is a superior solution that merits shareholder support.

Our proposal is not intended to limit the judgment of the Board in crafting the requested governance change. For instance, the Board should address the status of incumbent director nominees who fail to receive a majority vote under a majority vote standard and whether a plurality vote standard may be appropriate in director elections when the number of director nominees exceeds the available board seats.

We urge your support of this important director election reform.

COMPANY RESPONSE TO SHAREHOLDER PROPOSAL REGARDING METHOD OF VOTING FOR DIRECTORS

WHAT IS THE RECOMMENDATION OF THE COMPANY?

THE COMPANY RECOMMENDS THAT YOU VOTE AGAINST THE ADOPTION OF THIS SHAREHOLDER PROPOSAL.

HAS THIS PROPOSAL BEEN SUBMITTED BEFORE?

Yes, this is the third time this proposal has been submitted. Substantially the same proposal was presented at the 2004 and 2005 shareholder meetings. At each of these meetings, a majority of Company shareholders rejected this proposal.

HOW ARE THE COMPANY'S DIRECTORS CURRENTLY ELECTED?

The Company is a Delaware company and, as a result, has adopted a voting standard on the election of directors that is consistent with Delaware law and is the generally accepted standard for director elections. The Company's voting standard provides that directors are elected by a plurality of votes cast. For the Company, this means that the nominees for director receiving the highest number of "For" votes cast at the Company's annual meeting are elected as directors to fill the number of open positions on the Board. In January 2006, the American Bar Association issued a preliminary report on the method of electing directors that recommended plurality voting continue to be the standard used in director elections.

HOW WOULD THE PROPOSAL CHANGE WHO IS ELECTED AS A DIRECTOR?

The proposal seeks to require that directors be elected by a majority (over 50%) of votes cast. Nominees who would receive less than 50% of such votes would not be formally "elected." However, because an elected director serves until a successor is elected for his or her position, it is possible that incumbent directors would not be "elected" for the positions for which they were nominated, but that the same directors would nevertheless continue to serve as directors because no successors were elected. The requirement that directors be elected by majority vote also makes it possible for there to be a number of nominees who do not receive a majority of votes cast, thereby leaving one or more positions on the Board open and unable to be filled with an elected director. In this circumstance, the incumbent director for each open position would continue to serve or, if there were no incumbent director for a position, the Board could appoint a director to fill the open position.

WHY DOES THE COMPANY OPPOSE THIS PROPOSAL?

The Company's directors are currently elected under a standard consistent with Delaware law for the election of members to the Board and in accordance with the ABA's recommendations. We believe that a vast majority of Fortune 500 companies use the plurality voting standard for electing directors. Adopting this proposal would be a significant shift away from this widely accepted standard that has proven to be an effective process for electing strong, independent boards to a standard that creates uncertainties and unpredictability. Given the possible results of applying the proposal to the election of directors, the Company believes that adopting such proposal has the potential to reduce shareholders' ability to choose who will serve as a director, and unnecessarily complicates the election of directors. For these reasons, and coupled with shareholder refusal to support this proposal in each of the 2004 and 2005 shareholder meetings, the Board does not believe that this proposal is in the best interests of shareholders.

WE RECOMMEND THAT YOU
VOTE AGAINST THE ADOPTION OF
THIS SHAREHOLDER PROPOSAL

SHAREHOLDER PROPOSAL REGARDING RETIREMENT BENEFITS

(ITEM 7 ON THE PROXY CARD)

A shareholder has informed the Company that it intends to present the following proposal at the Meeting. The Company will provide its shareholders with the proponent's name and address and the number of shares of Company common stock held by the proponent promptly upon receipt of an oral or written request.

Shareholder Proposal

RESOLVED:    The shareholders of The Home Depot, Inc. ("Home Depot" or the "Company") urge the Board of Directors (the "Board") to seek shareholder approval of any future extraordinary retirement benefits for senior executives. The Board shall implement this policy in a manner that does not violate any existing employment agreement or vested pension benefit.

For the purposes of this resolution, "extraordinary retirement benefits" means receipt of additional years of service credit not actually worked, preferential benefit formulas not provided under the Company's tax-qualified retirement plans, accelerated vesting of retirement benefits, and retirement perquisites and fringe benefits that are not generally offered to other Company employees.

SUPPORTING STATEMENT:

Supplemental executive retirement plans ("SERPs") provide deferred compensation for a select group of management or highly compensated employees whose compensation exceeds limits set by Federal tax law. Because SERPs are unfunded plans and payable out of the Company's general assets, the associated pension liabilities can be significant.

Our Company's proxy statement discloses that it maintains the Home Depot FutureBuilder Restoration Plan for certain key senior executives. The proxy statement states:

  Restoration Plan.    The primary purpose of the Restoration Plan is to provide additional retirement income to certain key executive employees of the Company and its participating affiliates to reduce the impact of certain provisions of the Internal Revenue Code that limit the maximum benefits that may accrue under the Company's qualified retirement plans. In particular, the Company intends for the Restoration Plan to offset the effects of the maximum compensation limitation under Code Section 401(a)(17) by providing the amount of supplemental retirement income specified in the Restoration Plan. The Restoration Plan constitutes an unfunded, nonqualified deferred compensation plan that benefits certain designated employees who are within a select group of key management or highly compensated employees.

In an article entitled "Executive Pay; the New Executive Bonanza: Retirement," New York Times (April 3, 2005) it was reported that Chairman, CEO and President Robert Nardelli will be eligible for estimated annual retirement benefits of $3.9 million.

In our opinion Home Depot already provides Mr. Nardelli very generous compensation. According to the proxy statement, in 2004 he received a salary of $2,000,000; a bonus of $5,750,000; other annual compensation of $6,335,146 (related to forgiveness of a loan); $13,880,000 in restricted stock awards; and grants of 600,000 stock options with an estimated potential value of more than $13,000,000 if the stock appreciates at a rate of 5% per year for the option term.

To help ensure that the use of extraordinary pension benefits for senior executives is in the best interests of shareholders, we believe such benefits should be submitted for shareholder approval. Because it may not always be practical to obtain prior shareholder approval, the Company would have the option of seeking approval after the material terms were agreed upon.

We urge your support for this important reform.

COMPANY RESPONSE TO SHAREHOLDER PROPOSAL REGARDING RETIREMENT BENEFITS

WHAT IS THE RECOMMENDATION OF THE COMPANY?

THE COMPANY RECOMMENDS THAT YOU VOTE AGAINST THE ADOPTION OF THIS SHAREHOLDER PROPOSAL.

WHY DOES THE COMPANY PROVIDE RETIREMENT BENEFITS TO SENIOR EXECUTIVES?

Retirement benefits are a critical component of a senior executive's overall compensation program and are essential to attracting, motivating and retaining the most highly talented executives with a demonstrated history of leadership and operating performance. Also, retirement benefits are an important factor in an executive's decision to accept or reject a new position. Removing the flexibility of the Committee to oversee this important aspect of executive compensation would place the Company at a significant competitive disadvantage. In many instances, the best leaders must forfeit accumulated retirement and pension benefits with their current employer in order to accept a new position. Most highly experienced executives would not accept a new position that resulted in loss of accumulated retirement benefits. As the Company continues to implement its growth strategy both within and beyond its traditional store formats, it will be imperative to the Company's success to have the compensation tools necessary to competitively attract and maintain the very best leadership in these industries. Because the Company will need to continue to recruit experienced executives from other companies, the Committee must have flexibility to replace benefits, including retirement benefits, that a senior executive relinquishes when leaving his or her current employer to join the Company.

WHAT IS THE COMPANY'S PROCESS FOR APPROVING RETIREMENT BENEFITS?

The Company's corporate governance requirements provide that the Leadership Development and Compensation Committee, a committee of the Board of Directors comprised entirely of independent directors, approve all retirement benefits for executive officers of the Company. In addition, all of the independent members of the Board of Directors must approve the retirement arrangements of the Company's Chairman, President and Chief Executive Officer. In determining these retirement arrangements, the Committee and the independent members of the Board undertake a formal comprehensive review process, including the significance of the leadership position being evaluated, past and current performance, consultation with nationally recognized compensation advisors, benchmarking against other companies of similar size and complexity of operation and, generally, the competitive economic environment.

HOW WOULD ADOPTION OF THE PROPOSAL AFFECT THE COMPANY'S ABILITY TO ATTRACT AND RETAIN THE BEST LEADERSHIP?

The Company believes that adoption of the proposal would have a significant adverse impact on the Company's ability to recruit and retain the best leadership talent available. The Company's view is that the executive compensation process needs to be sufficiently flexible to allow the Company's Board of Directors to privately recruit and make binding offers and commitments on a timely basis. Requiring shareholders' approval of retirement benefits would prevent this and is unrealistic for several reasons. First, it is unrealistic that the best leaders would agree to be recruited under these circumstances because the shareholder pre-approval process would make such negotiations public and would jeopardize the executive's current employment arrangements. Second, even if shareholder approval followed an offer or commitment of employment, the offer would have to become public long in advance of a shareholders' meeting, again jeopardizing the executive's current employment. Further, since the Company, like most other public companies, conducts its shareholders' meeting annually, this process would prevent the Company from hiring or retaining leadership talent at the time these challenges and opportunities arise. The Company would be limited to making binding offers once a year. Such process would deter highly qualified executives from considering employment with the Company and significantly hinder the Company's ability to compete for these executives in any meaningful way. For all of these reasons, the Company believes that the day-to-day decisions of hiring and compensating senior leaders should continue to be managed by the Board of Directors that is elected annually by the Company's shareholders.

WHY DOES THE COMPANY OPPOSE THIS PROPOSAL?

The Company has a formal policy and process for the review and determination of retirement benefits for its senior leaders. The process is conducted by the Company's Leadership Development and Compensation Committee, which is comprised entirely of independent directors, and by all of the Company's independent directors in the case of the Company's Chairman, President and Chief Executive Officer. The Company believes that adoption of the proposal would significantly limit the Company's ability to timely attract, motivate and retain the senior leadership critical for the Company's future success. Consequently, we do not believe that the proposal is in the best interest of the Company's shareholders.

WE RECOMMEND THAT YOU
VOTE AGAINST THE ADOPTION OF
THIS SHAREHOLDER PROPOSAL

SHAREHOLDER PROPOSAL REGARDING POLITICAL CONTRIBUTIONS

(ITEM 8 ON THE PROXY CARD)

A shareholder has informed the Company that it intends to present the following proposal at the Meeting. The Company will provide its shareholders with the proponent's name and address and the number of shares of Company common stock held by the proponent promptly upon receipt of an oral or written request.

Stockholder Proposal – Corporate political contributions

  Resolved, that the shareholders of The Home Depot ("Company") hereby request that the Company provide a report, updated semi-annually, disclosing the Company's:

        1.
        Policies and procedures for political contributions (both direct and indirect) made with corporate funds.

        2.
        Monetary and non-monetary contributions to political candidates, political parties, political committees and other political entities organized and operated under 26 USC Sec. 527 of the Internal Revenue Code including the following:

        a.
        An accounting of the Company's funds contributed to any of the persons or organizations described above;

        b.
        Identification of the person or persons in the Company who participated in making the decisions to contribute.

        c.
        The internal guidelines or policies, if any, governing the Company's political contributions.

This report shall be presented to the board of directors' audit committee or other relevant oversight committee, and posted on the company's website to reduce costs to shareholders.

Stockholder Supporting Statements

As long-term shareholders of The Home Depot, we support policies that apply transparency and accountability to corporate political giving. In our view, such disclosure is consistent with public policy in regard to public company disclosure.

Company executives exercise wide discretion over the use of corporate resources for political purposes. In 2003-04, the last fully reported election cycle, The Home Depot contributed at least $102,000 (Political Money Line: http://politicalmoneyline.com/).

Relying only on the limited data available from the Federal Election Commission and the Internal Revenue Service, the Center for Public Integrity, a leading campaign finance watchdog organization, provides a incomplete picture of the Company's political donations. Complete disclosure by the company is necessary for the company's Board and its shareholders to be able to fully evaluate the political use of corporate assets.

Although the Bi-Partisan Campaign Reform Act of 2002 prohibits corporate contributions to political parties at the federal level, it allows companies to contribute to independent political committees, also known as 527s.

Absent a system of accountability, corporate executives will be free to use the Company's assets for political objectives that are not shared by and may be inimical to the interests of the Company and its shareholders. There is currently no single source of information that provides the information sought by this resolution. That is why we urge your support for this critical governance reform.

COMPANY RESPONSE TO SHAREHOLDER PROPOSAL REGARDING POLITICAL CONTRIBUTIONS

WHAT IS THE RECOMMENDATION OF THE COMPANY?

THE COMPANY RECOMMENDS THAT YOU VOTE AGAINST THE ADOPTION OF THIS SHAREHOLDER PROPOSAL.

WHAT IS THE COMPANY'S PHILOSOPHY ON POLITICAL CONTRIBUTIONS?

The Company believes that participating in the political process is an important means to enhance shareholder value and promote good corporate citizenship. From our perspective, it is important that federal, state and local governments have an understanding of how their actions impact the Company's businesses, customers and associates. Consequently, the Company communicates with government organizations and officials about its business concerns.

HOW DOES THE COMPANY PARTICIPATE IN THE POLITICAL PROCESS?

The Company's ability to be active in the political process is limited as current law, including the Bipartisan Campaign Reform Act, restricts the organizations and entities that receive corporate funding. However, in addition to directly communicating with government organizations and officials, the Company sponsors a voluntary nonpartisan political action committee ("PAC"). Participation in the PAC by our associates is completely voluntary.

HOW DOES THE COMPANY MAINTAIN COMPLIANCE WITH THE LAWS GOVERNING THE POLITICAL PROCESS?

The Company maintains a formal political activity and government relations policy in accordance with federal and state laws. As part of its commitment to complying with these laws, the Company established a Government Relations department that, together with senior management, oversees its political activities.

IS A REPORT ON THE COMPANY'S CORPORATE CONTRIBUTIONS PUBLICLY AVAILABLE?

The Company is committed to complying with all laws requiring the public disclosure of its corporate contributions. Each corporate contribution the Company makes is reported under federal, state and local campaign laws either by the Company or by the recipient. A record of the Company's political contributions is publicly available and can easily be obtained from a number of websites, including the Federal Election Commission's own website. As shown on these websites, the Company's political contributions in the last election cycle were de minimis.

WHY DOES THE COMPANY OPPOSE THIS PROPOSAL?

The Company does not believe that implementing the proposed policy would provide shareholders with any substantive information about its political contributions not already publicly available. The proposal would unnecessarily create a duplicate system of public reporting that would not confer upon shareholders a benefit equal to the resources expended. Additionally, given the Company's existing oversight procedures, the Company believes that requiring direct Audit Committee or similar Board committee oversight of its limited political contributions is unnecessary and would not enhance shareholder value.

WE RECOMMEND THAT YOU
VOTE AGAINST THE ADOPTION OF
THIS SHAREHOLDER PROPOSAL

SHAREHOLDER PROPOSAL REGARDING GOVERNING DOCUMENTS

(ITEM 9 ON THE PROXY CARD)

A shareholder has informed the Company that it intends to present the following proposal at the Meeting. The Company will provide its shareholders with the proponent's name and address and the number of shares of Company common stock held by the proponent promptly upon receipt of an oral or written request.

PROPOSAL

It is hereby RESOLVED that pursuant to Section 109 of the Delaware General Corporation Law, 8 Del. C. § 109, and Article XII of the Corporation's By-Laws, the Corporation's By-Laws are hereby amended by adding a new Section 11 to Article III of the Corporation's By-Laws, as follows:

  SECTION 11.    To the extent permitted under federal and state law, in any proxy statement in which the Board discloses to stockholders information about the compensation of the Chief Executive Officer and other "named executive officers" as that term is defined in Item 402 of SEC Regulation S-K during a preceding period (the "reported period"), the Board will disclose to stockholders the estimated monetary value of the benefits to which each such named executive officer had any vested rights as of the last day of the reported period under any pension, retirement or deferred compensation plan, including any supplemental executive retirement plan, established by the Corporation.

  This By-Law shall be effective immediately and automatically as of the date it is approved by the vote of stockholders in accordance with Article XII of the Corporation's By-Laws.

SUPPORTING STATEMENT

I believe that decisions by the Board and its compensation committee regarding the compensation of the Corporation's senior executives are important and could have a significant effect on shareholder interests. In order for shareholders to be accurately informed regarding such decisions and to have a good picture of the Board's performance and the Corporation's governance, it is essential that information about the total amount and makeup of the compensation of top executives be comprehensive and transparent. Therefore, I believe that it is desirable for the Board to provide shareholders with information about the monetary value of benefits from pension, retirement, or deferred compensation plans that provide benefits to senior executives. By making the compensation accorded to top executives more transparent, the proposed By-Law could enable shareholders to better assess the compensation decisions made by the Board. As a result, the proposed By-Law could in my view make the Board more accountable and improve the way in which compensation arrangements are set and the Corporation is governed.

I urge you to vote "yes" to support the adoption of this proposal.

COMPANY RESPONSE TO SHAREHOLDER PROPOSAL REGARDING GOVERNING DOCUMENTS

WHAT IS THE RECOMMENDATION OF THE COMPANY?

THE COMPANY RECOMMENDS THAT YOU VOTE AGAINST THE ADOPTION OF THIS SHAREHOLDER PROPOSAL.

DOES THE COMPANY CURRENTLY DISCLOSE ALL EXECUTIVE COMPENSATION?

The Company discloses in its annual proxy statement all compensation and benefits provided to its named executive officers in compliance with the rules and regulations of the Securities and Exchange Commission ("SEC"). In addition, throughout the year, the Company keeps shareholders informed of all material changes in compensation of named executive officers by publicly disclosing such changes through filings with the SEC.

ARE THE DISCLOSURES REQUESTED BY THE PROPOSAL COVERED BY PROPOSED SEC DISCLOSURE RULES?

The SEC has recently voted to propose new rules to overhaul the disclosure rules governing executive compensation and we anticipate that such rules will become effective in the near future. If such rules become effective, the Company would be required to disclose some of the information required by the proposal, thus rendering the proposal unnecessary.

Moreover, some of the disclosures requested by the proposal are covered by the proposed SEC rules. If the SEC adopts final rules which are substantially the same as the proposed rules, retirement plan and post-employment disclosure would include a Retirement Plan Potential Annual Payments and Benefits Table, which would disclose annual benefits payable to each named executive officer. Disclosure under the new rules also would include a Nonqualified Defined Contribution and Other Deferred Compensation Plans Table, disclosing year-end balances, contributions, earnings and withdrawals for the year. The proposed rules also would provide for disclosure of payments and benefits payable on employment termination or change in control.

Consequently, if the SEC adopts final rules in substantially the same form as the proposed rules, these new rules would require some of the disclosures sought by the proposal. Accordingly, the Company believes that this proposal is unnecessary as a result of the contemplated changes to the disclosure rules.

WHY DOES THE COMPANY OPPOSE THIS PROPOSAL?

Disclosure of executive compensation is governed by the SEC, and the Company complies fully with its rules and regulations. Consequently, the Company believes that the SEC is the appropriate agency to establish compensation disclosure rules so that all such disclosure is uniform and consistent among public companies. Such uniformity and consistency better allows shareholders to compare the Company's compensation practices with peer companies so they can determine whether such practices are appropriate. Requiring the Company to amend its bylaws in accordance with the proposal would render the Company's disclosure less comparable to that of peer companies and less consistent with disclosure standards and principles supported by the SEC. Most important, however, if the SEC adopts final rules in substantially the same form as the proposed rules, some of the by-law disclosures requested by the proposal may duplicate SEC rules.

WE RECOMMEND THAT YOU
VOTE AGAINST THE ADOPTION OF
THIS SHAREHOLDER PROPOSAL

SHAREHOLDER PROPOSAL REGARDING POLITICAL NONPARTISANSHIP

(ITEM 10 ON THE PROXY CARD)

A shareholder has informed the Company that it intends to present the following proposal at the Meeting. The Company will provide its shareholders with the proponent's name and address and the number of shares of Company common stock held by the proponent promptly upon receipt of an oral or written request.

  RESOLVED:    "That the stockholders of Home Depot assembled in Annual Meeting in person and by proxy, hereby recommend that the Corporation affirm its political non-partisanship. To this end the following practices are to be avoided:

        "(a)
        The handing of contribution cards of a single political party to an employee by a supervisor.

        "(b)
        Requesting an employee to send a political contribution to an individual in the Corporation for a subsequent delivery as part of a group of contributions to a political party or fund raising committee.

        "(c)
        Requesting an employee to issue personal checks blank as to payee for subsequent forwarding to a political party, committee or candidate.

        "(d)
        Using supervisory meetings to announce that contribution cards of one party are available and that anyone desiring cards of a different party will be supplied one on request to his supervisor.

        "(e)
        Placing a preponderance of contribution cards of one party at mail station locations."

  REASONS:    "The Corporation must deal with a great number of governmental units, commissions and agencies. It should maintain scrupulous political neutrality to avoid embarrassing entanglements detrimental to its business. Above all, it must avoid the appearance of coercion in encouraging its employees to make political contributions against their personal inclination. The Troy (Ohio) News has condemned partisan solicitation for political purposes by managers in a local company (not Home Depot)." "And if the Company did not engage in any of the above practices, to disclose this to ALL shareholders in each quarterly report."

  "Last year the owners of 126,634,342 shares, representing 9 (nine) percent of shares voting, voted FOR this proposal."

  "If you AGREE, please mark your proxy FOR this resolution."

COMPANY RESPONSE TO SHAREHOLDER PROPOSAL REGARDING POLITICAL NONPARTISANSHIP

WHAT IS THE RECOMMENDATION OF THE COMPANY?

THE COMPANY RECOMMENDS THAT YOU VOTE AGAINST THE ADOPTION OF THIS SHAREHOLDER PROPOSAL.

HAS THIS PROPOSAL BEEN SUBMITTED BEFORE?

Yes, substantially the same proposal was presented at the 2005 shareholder meeting. At that meeting, a majority of the Company's shareholders rejected the proposal.

WHAT IS THE COMPANY'S POLICY ON POLITICAL ACTIVITY?

The Company maintains a formal political activity and government relations policy in accordance with federal and state laws. We believe it is important that federal, state and local governments have an understanding of how their actions impact our business, our customers and our associates. Consequently, we communicate with governmental organizations or officials about our business concerns, and we sponsor a voluntary nonpartisan political action committee. Participation by our associates is completely voluntary.

WHY DOES THE COMPANY OPPOSE THIS PROPOSAL?

The proposal calls upon us to prohibit certain partisan political activities by our associates on Company premises. We completely agree that such activities should be prohibited and, in fact, our policy formally prohibits such activities. In part, our policy states that "The Home Depot... does not permit the use of corporate resources or company time for personal political matters" and "The Home Depot does NOT allow solicitation or distribution of literature on company property by any associate or organization unless required by law." Not only does our policy restrict certain political activities by associates, but the conduct that the proposal seeks to ban is also illegal under federal election law.

Since we already maintain a formal policy that supports a nonpartisan atmosphere and addresses the specific concerns in this proposal, we do not believe that adoption of the proposal would enhance the Company's existing commitment to nonpartisan political activities.

WE RECOMMEND THAT YOU
VOTE AGAINST THE ADOPTION OF
THIS SHAREHOLDER PROPOSAL

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to or earned during each of the Company's last three fiscal years by (i) our Chief Executive Officer, and (ii) the Company's four other most highly compensated executive officers who were serving as executive officers as of the end of Fiscal 2005:

SUMMARY COMPENSATION TABLE
	ANNUAL COMPENSATION					LONG TERM COMPENSATION AWARDS
Name and Principal Position	Fiscal Year(1)	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Restricted Stock Awards(2) ($)		Securities Underlying Options (#)	LTIP Payouts ($)		All Other Compensation ($)

Robert L. Nardelli Chairman, President and Chief Executive Officer	2005 2004 2003	2,164,423 2,000,000 2,000,000	7,000,000 5,750,000 4,500,000	2,971,471 6,355,146 4,665,358	(3) (3) (3)	14,662,500 13,880,000 10,560,100	(4) (4) (4)	590,000 600,000 565,000	2,401,040 — —	(5)	538,988 514,696 498,946	(6) (6) (6)
Francis S. Blake Executive Vice President – Business Development & Corporate Operations	2005 2004 2003	685,192 631,923 600,577	825,000 725,000 550,000	81,440 73,061 68,416	(7) (7) (7)	2,902,100 2,448,000 1,678,650	(8) (8) (8)	63,000 50,000 70,000	517,715 — —	(9)	69,936 83,097 74,420	(10) (10) (10)
Dennis M. Donovan Executive Vice President – Human Resources	2005 2004 2003	690,577 656,923 625,577	780,000 700,000 500,000	416,732 422,305 412,657	(11) (11) (11)	2,939,800 3,360,500 2,906,150	(12) (12) (12)	90,000 90,000 90,000	540,240 — —	(13)	74,937 94,434 92,081	(14) (14) (14)
Frank L. Fernandez Executive Vice President – Secretary and General Counsel	2005 2004 2003	669,231 631,923 600,577	780,000 700,000 500,000	147,765 168,631 124,262	(15) (15) (15)	2,902,100 2,448,000 2,046,900	(16) (16) (16)	70,000 70,000 70,000	517,715 — —	(17)	56,081 82,443 71,452	(18) (18) (18)
Carol B. Tomé Executive Vice President – Chief Financial Officer	2005 2004 2003	694,231 629,038 568,846	820,000 720,000 520,000	77,888 87,795 64,287	(19) (19) (19)	2,939,800 2,448,000 2,006,250	(20) (20) (20)	65,000 50,000 70,000	472,705 — —	(21)	52,895 61,095 49,026	(22) (22) (22)

(1)
Fiscal 2005 and the fiscal years ended January 30, 2005 ("Fiscal 2004") and January 31, 2004 ("Fiscal 2003") include 52 weeks.

(2)
Amounts set forth in the restricted stock awards column represent the value of grants of restricted stock and deferred shares. The value is calculated by multiplying the closing price of the Company's common stock on the date of grant by the number of shares or units granted. Dividends or dividend equivalents are paid on shares of restricted stock, deferred stock units and deferred shares at the same rate, and at the same time, that dividends are paid to shareholders of the Company.

(3)
Mr. Nardelli's other annual compensation includes (i) $2,117,400, $2,234,800 and $2,352,200 for the forgiveness of a loan, and accrued interest in Fiscal 2005, Fiscal 2004 and Fiscal 2003, respectively; (ii) $3,351,672 for tax payments and interest in Fiscal 2004 based on a determination by the IRS that the full amount was compensation at the time the loan was made in Fiscal 2000; (iii) $1,661,793 for tax payments related to the forgiveness of such loan and accrued interest in Fiscal 2003; (iv) $33,895, $48,306 and $29,799 in preferential earnings on deferred compensation for Fiscal 2005, Fiscal 2004 and Fiscal 2003, respectively; and (v) reimbursement of taxes of $172,049, $315,680 and $264,662 for Fiscal 2005, Fiscal 2004 and Fiscal 2003, respectively. The loan was fully forgiven, and the Company's obligations with respect thereto were completed, as of the end of Fiscal Year 2005. No additional payments will be made by the Company with respect to the loan.

(4)
The amount shown for Fiscal 2005 reflects the value of grants of 200,000 and 175,000 deferred shares in March and August 2005, respectively. The March 2005 deferred share grant cliff vests 100% on March 23, 2010. The August 2005 deferred share grant vests as follows: 43,750 shares on each of the third and sixth anniversaries of the date of grant date, and 87,500 shares when Mr. Nardelli turns 62. The amount shown for Fiscal 2004 reflects the value of grants of 200,000 deferred shares in both March and in August 2004. The March 2004 deferred share grant cliff vests 100% on March 17, 2009. The August 2004 deferred share grant vests as follows: 50,000 shares on each of the third and sixth anniversaries of the date of grant date, and 100,000 shares when Mr. Nardelli turns

  62. The amount shown for Fiscal 2003 reflects the value of grants of 250,000 and 135,000 deferred shares in March and August of 2003, respectively. Such deferred shares vest as follows: 37,500, 100,000 and 37,500 shares on March 19 of 2006, 2008 and 2009, and 33,750 shares on August 21 of 2006 and 2009, and 142,500 shares on May 17, 2010. At the end of Fiscal 2005, Mr. Nardelli held 1,410,000 deferred shares and 1,000,000 deferred stock units with an aggregate value of $96,400,000.

(5)
The amount shown represents a payout of the LTIP award for the 2003-2005 performance period of: (i) $824,000 in cash and (ii) 39,426 shares of restricted stock, having a value of $1,577,040, which cliff vest on January 27, 2009 provided that the executive is employed with the Company on that date.

(6)
The amount shown includes (i) an allocation of share equivalents under the Company's FutureBuilder Restoration Plan in Fiscal 2005, Fiscal 2004 and Fiscal 2003 on behalf of Mr. Nardelli valued at $378,871, $378,871 and $357,194, respectively; (ii) $127,290, $128,650 and $134,752 for payments of annual life and long-term disability insurance premiums in Fiscal 2005, Fiscal 2004 and Fiscal 2003, respectively; (iii) $7,958, $7,175 and $7,000 in Company matching contributions to the Company's FutureBuilder, a 401(k) and Stock Ownership Plan, in Fiscal 2005, Fiscal 2004 and Fiscal 2003, respectively; and (iv) $24,869 in preferential earnings on deferred compensation for Fiscal 2005.

(7)
Mr. Blake's other annual compensation includes (i) $20,961, $20,741 and $23,502 for payments made under the Supplemental Executive Compensation Plan for Fiscal 2005, Fiscal 2004 and Fiscal 2003, respectively; (ii) $14,300 for personal use of the Company's car for Fiscal 2005; (iii) $15,505 for personal use of the Company's aircraft for Fiscal 2005; and (iv) reimbursement of taxes of $30,053, $39,621 and $19,638 for Fiscal 2005, Fiscal 2004 and Fiscal 2003, respectively.

(8)
The amount shown for Fiscal 2005 reflects the value of grants of 23,000 and 50,000 shares of restricted stock to Mr. Blake in March and August 2005, respectively. Restrictions lapse on all of the 23,000 shares of restricted stock granted in March 2005 on March 23, 2010. Restrictions lapse on 25% of the 50,000 shares of restricted stock granted in August 2005 on the third anniversary of the date of grant, on another 25% of the shares on the sixth anniversary of the date of grant, and on the remaining 50% of the shares when Mr. Blake turns 62. The amount shown for Fiscal 2004 reflects the value of grants of 22,000 and 50,000 shares of restricted stock to Mr. Blake in March and August 2004, respectively. Restrictions lapse on all of the 22,000 shares of restricted stock granted in March 2004 on March 17, 2009. Restrictions lapse on 25% of the 50,000 shares of restricted stock granted in August 2004 on the third anniversary of the date of grant, on another 25% of the shares on the sixth anniversary of the date of grant, and on the remaining 50% of the shares when Mr. Blake turns 62. The amount shown for Fiscal 2003 reflects the value of grants of 15,000 and 40,000 shares of restricted stock to Mr. Blake in March and August 2003, respectively. Restrictions lapse on all of the 15,000 shares of restricted stock granted in March 2004 on March 19, 2008. Restrictions lapse on 25% of the 50,000 shares of restricted stock granted in August 2003 on the third anniversary of the date of grant, on another 25% of the shares on the sixth anniversary of the date of grant, and on the remaining 50% of the shares when Mr. Blake turns 62. At the end of Fiscal 2005, Mr. Blake held 287,500 shares of restricted stock with an aggregate value of $11,900,000.

(9)
The amount shown represents a payout of the LTIP award for the 2003-2005 performance period of: (i) $177,675 in cash and (ii) 8,501 shares of restricted stock, having a value of $340,040, which cliff vest on January 27, 2009 provided that the executive is employed with the Company on that date.

(10)
The amount shown includes (i) an allocation of share equivalents under the Company's FutureBuilder Restoration Plan on behalf of Mr. Blake valued at $35,134, $35,134 and $33,163 for Fiscal 2005, Fiscal 2004 and Fiscal 2003, respectively; (ii) $27,302, $40,694 and $33,389 for payments of annual life and long-term disability insurance premiums in Fiscal 2005, 2004 and Fiscal 2003, respectively; and (iii) $7,500, $7,269 and $7,868 in Company matching contributions to the Company's FutureBuilder, a 401(k) and Stock Ownership Plan, in Fiscal 2005, Fiscal 2004 and Fiscal 2003, respectively.

(11)
Mr. Donovan's other annual compensation includes (i) $174,000, $174,000 and $174,000 for the forgiveness of interest on a loan in Fiscal 2005, Fiscal 2004 and Fiscal 2003, respectively; (ii) $128,346, $122,928 and

  $141,732 of tax payments related to the forgiveness of interest on a loan in Fiscal 2005, Fiscal 2004 and Fiscal 2003, respectively; (iii) $22,622, $12,563, and $5,957 in preferential earnings on deferred compensation for Fiscal 2005, Fiscal 2004 and Fiscal 2003, respectively; and (iv) reimbursement of taxes of $40,535, $55,272 and $11,696 for Fiscal 2005, Fiscal 2004 and Fiscal 2003, respectively.

(12)
The amount shown for Fiscal 2005 reflects the value of grants of 24,000 and 50,000 shares of restricted stock to Mr. Donovan in March and August 2005, respectively. Restrictions lapse on all of the 24,000 shares of restricted stock granted in March 2005 on March 23, 2010. Restrictions lapse on 25% of the 50,000 shares of restricted stock granted in August 2005 on the third anniversary of the date of grant, on another 25% of the shares on the sixth anniversary of the date of grant, and on the remaining 50% of the shares when Mr. Donovan turns 62. The amount shown for Fiscal 2004 reflects the value of a special grant of 25,000 shares of restricted stock in March 2004 and grants of 22,000 and 50,000 shares of restricted stock to Mr. Donovan in March and August 2004, respectively. Restrictions lapse on all of the 25,000 shares of restricted stock granted in March 2004 on March 17, 2006. Restrictions lapse on all of the 22,000 shares of restricted stock granted in March 2004 on March 17, 2009. Restrictions lapse on 25% of the 50,000 shares of restricted stock granted in August 2004 on the third anniversary of the date of grant, on another 25% of the shares on the sixth anniversary of the date of grant, and on the remaining 50% of the shares when Mr. Donovan turns 62. The amount shown for Fiscal 2003 reflects the value of grants of 65,000 and 40,000 shares of restricted stock to Mr. Donovan in March and August 2003, respectively. Restrictions on 50,000 of the shares of restricted stock granted in March 2003 lapse on March 19, 2006 and restrictions on the remaining 15,000 shares from the March 2003 grant lapse on March 19, 2008. Restrictions lapse on 25% of the 40,000 shares of restricted stock granted in August 2003 on the third anniversary of the date of grant, on another 25% of the shares on the sixth anniversary of the date of grant, and on the remaining 50% of the shares when Mr. Donovan turns 62. At the end of Fiscal 2005, Mr. Donovan held 375,000 shares of restricted stock and 328,821 deferred stock units with an aggregate value of $28,152,840.

(13)
The amount shown represents a payout of the LTIP award for the 2003-2005 performance period of: (i) $185,400 in cash and (ii) 8,871 shares of restricted stock, having a value of $354,840, which cliff vest on January 27, 2009 provided that the executive is employed with the Company on that date.

(14)
The amount shown includes (i) an allocation of share equivalents under the Company's FutureBuilder Restoration Plan in Fiscal 2005, Fiscal 2004 and Fiscal 2003 on behalf of Mr. Donovan valued at $29,922, $29,922 and $41,902, respectively; (ii) $37,569, $56,609 and $43,085 for payments of annual life and long-term disability insurance premiums in Fiscal 2005, Fiscal 2004 and Fiscal 2003, respectively; and (iii) $7,446, $7,256 and $7,094 in Company matching contributions to the Company's FutureBuilder, a 401(k) and Stock Ownership Plan, in Fiscal 2005, Fiscal 2004 and Fiscal 2003, respectively.

(15)
Mr. Fernandez's other annual compensation includes (i) $25,000 for payments made under the Supplemental Executive Compensation Plan for Fiscal 2005; (ii) $32,781 for personal use of the Company's aircraft for Fiscal 2005; (iii) $18,240, $9,912 and $4,232 in preferential earnings on deferred compensation for Fiscal 2005, Fiscal 2004 and Fiscal 2003, respectively; and (iv) reimbursement of taxes of $42,979, $75,750 and $41,832 for Fiscal 2005, Fiscal 2004 and Fiscal 2003, respectively.

(16)
The amount shown for Fiscal 2005 reflects the value of grants of 23,000 and 50,000 shares of restricted stock to Mr. Fernandez in March and August 2005, respectively. Restrictions lapse on all of the 23,000 shares of restricted stock granted in March 2005 on March 23, 2010. Restrictions lapse on 25% of the 50,000 shares of restricted stock granted in August 2005 on the third anniversary of the date of grant, on another 25% of the shares on the sixth anniversary of the date of grant, and on the remaining 50% of the shares when Mr. Fernandez turns 62. The amount shown for Fiscal 2004 reflects the value of grants of 22,000 and 50,000 shares of restricted stock to Mr. Fernandez in March and August 2004, respectively. Restrictions lapse on all of the 22,000 shares of restricted stock granted in March 2004 on March 17, 2009. Restrictions lapse on 25% of the 50,000 shares of restricted stock granted in August 2004 on the third anniversary of the date of grant, on another 25% of the shares on the sixth anniversary of the date of grant, and on the remaining 50% of the shares when Mr. Fernandez turns 62. The amount shown for Fiscal 2003 reflects the value of grants of 30,000 and 40,000 shares of restricted stock to

  Mr. Fernandez in March and August 2003, respectively. Restrictions on 15,000 of the shares of restricted stock granted in March 2003 lapse on March 19, 2006 and restrictions on the remaining 15,000 shares from the March 2003 grant lapse on March 19, 2008. Restrictions lapse on 25% of the 40,000 shares of restricted stock granted in August 2003 on the third anniversary of the date of grant, on another 25% of the shares on the sixth anniversary of the date of grant, and on the remaining 50% of the shares when Mr. Fernandez turns 62. At the end of Fiscal 2005, Mr. Fernandez held 305,000 shares of restricted stock and 50,000 deferred stock units with an aggregate value of $14,200,000.

(17)
The amount shown represents a payout of the LTIP award for the 2003-2005 performance period of: (i) $177,675 in cash and (ii) 8,501 shares of restricted stock, having a value of $340,040, which cliff vest on January 27, 2009 provided that the executive is employed with the Company on that date.

(18)
The amount shown includes (i) an allocation of share equivalents under the Company's FutureBuilder Restoration Plan in Fiscal 2005, Fiscal 2004 and Fiscal 2003 on behalf of Mr. Fernandez valued at $18,578, $18,578 and $29,330, respectively; (ii) $30,043, $56,609 and $35,028 for payments of annual life and long-term disability insurance premiums in Fiscal 2005, Fiscal 2004 and Fiscal 2003, respectively; and (iii) $7,460, $7,256 and $7,094 in Company matching contributions to the Company's FutureBuilder, a 401(k) and Stock Ownership Plan, in Fiscal 2005, Fiscal 2004 and Fiscal 2003, respectively.

(19)
Ms. Tomé's other annual compensation includes (i) $33,475, $34,124 and $25,003 for Fiscal 2005, Fiscal 2004 and Fiscal 2003, respectively, for personal use of the Company's aircraft; (ii) $17,337 for personal use of the Company's car for Fiscal 2005; (iii) $495, $388 and $206 in preferential earnings on deferred compensation for Fiscal 2005, Fiscal 2004 and Fiscal 2003, respectively; and (iv) reimbursement of taxes of $16,343, $22,551 and $12,293 for Fiscal 2005, Fiscal 2004 and Fiscal 2003, respectively.

(20)
The amount shown for Fiscal 2005 reflects the value of grants of 24,000 and 50,000 shares of restricted stock to Ms. Tomé in March and August 2005, respectively. Restrictions lapse on all of the 24,000 shares of restricted stock granted in March 2005 on March 23, 2010. Restrictions lapse on 25% of the 50,000 shares of restricted stock granted in August 2005 on the third anniversary of the date of grant, on another 25% of the shares on the sixth anniversary of the date of grant, and on the remaining 50% of the shares when Ms. Tomé turns 62. The amount shown for Fiscal 2004 reflects the value of grants of 22,000 and 50,000 shares of restricted stock Ms. Tomé in March and August 2004, respectively. Restrictions lapse on all of the 22,000 shares of restricted stock granted in March 2004 on March 17, 2009. Restrictions lapse on 25% of the 50,000 shares of restricted stock granted in August 2004 on the third anniversary of the date of grant, on another 25% of the shares on the sixth anniversary of the date of grant, and on the remaining 50% of the shares when Ms. Tomé turns 62. The amount shown for Fiscal 2003 reflects the value of grants of 15,000 and 50,000 restricted shares in March and August 2003, respectively. Such restricted shares vest in an increment of 15,000 shares on March 19 of 2008, in increments of 12,500 shares on August 21 of 2006 and 2009, and in an increment of 25,000 shares when Ms. Tomé turns 62. At the end of Fiscal 2005, Ms. Tomé held 283,000 shares of restricted stock with an aggregate value of $11,320,000.

(21)
The amount shown represents a payout of the LTIP award for the 2003-2005 performance period of: (i) $162,225 in cash and (ii) 7,762 shares of restricted stock, having a value of $310,480, which cliff vest on January 27, 2009 provided that the executive is employed with the Company on that date.

(22)
The amount shown includes (i) an allocation of share equivalents under the Company's FutureBuilder Restoration Plan in Fiscal 2005, Fiscal 2004 and Fiscal 2003 on behalf of Ms. Tomé of $33,238, $33,238 and $28,043, respectively; (ii) $12,199, $20,467 and $13,821 for payment of annual life and long-term disability insurance premiums in Fiscal 2005, Fiscal 2004, and Fiscal 2003, respectively; and (iii) $7,458, $7,390 and $7,165 in Company matching contributions to the Company's FutureBuilder, a 401(k) and Stock Ownership Plan, in Fiscal 2005, Fiscal 2004 and Fiscal 2003, respectively.

The following tables set forth information regarding options to purchase shares of the Company's common stock granted to and exercised by the Company's Named Executive Officers during Fiscal 2005. The Company has no outstanding stock appreciation rights.

OPTION GRANTS IN FISCAL 2005
	Individual Grants
Name	Number of Securities Underlying Options Granted #	Percent of Total Options Granted to Employees in Fiscal Year %	Exercise or Base Price Per Share $	Expiration Date	Grant Date Present Value(1) $
Robert L. Nardelli	500,000 90,000	2.84 0.51	37.70 40.70	3/22/2015 8/17/2015	6,799,000 1,324,890
Francis S. Blake	63,000	0.36	37.70	3/22/2015	856,674
Dennis M. Donovan	90,000	0.51	37.70	3/22/2015	1,223,820
Frank L. Fernandez	70,000	0.40	37.70	3/22/2015	951,860
Carol B. Tomé	65,000	0.37	37.70	3/22/2015	883,870

(1)
Valuation is based on the Black-Scholes pricing model.

AGGREGATED OPTION EXERCISES IN FISCAL 2005 AND FISCAL YEAR-END OPTION VALUES
			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)
Name	Shares Acquired On Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert L. Nardelli	125,000	1,989,150	4,891,250	1,988,750	3,917,650	9,756,700
Francis S. Blake	—	—	192,500	340,500	270,375	1,131,025
Dennis M. Donovan	—	—	350,000	390,000	471,750	1,606,250
Frank L. Fernandez	17,500	272,300	327,500	335,000	124,125	1,258,500
Carol B. Tomé	59,850	1,854,592	313,038	270,000	1,722,544	1,177,000

The following table sets forth information regarding The Home Depot Long-Term Incentive Plan.

LONG-TERM INCENTIVE PLAN FOR POTENTIAL PAYMENT IN 2008
			Potential Future Payouts Under Non-Stock Price-Based Plans
Name	Number of Shares, Units or Other Rights	Performance or Other Period Until Maturation or Payout	Threshold ($ or #)	Target ($ or #)	Maximum ($ or #)
Robert L. Nardelli	100% of base salary on January 30, 2005	January 31, 2005 – February 3, 2008	$1,500,000	$2,000,000	$3,000,000
Francis S. Blake	75% of base salary on January 30, 2005	January 31, 2005 – February 3, 2008	$362,813	$483,750	$725,625
Dennis M. Donovan	75% of base salary on January 30, 2005	January 31, 2005 – February 3, 2008	$374,063	$498,750	$748,125
Frank L. Fernandez	75% of base salary on January 30, 2005	January 31, 2005 – February 3, 2008	$360,000	$480,000	$720,000
Carol B. Tomé	75% of base salary on January 30, 2005	January 31, 2005 – February 3, 2008	$374,063	$498,750	$748,125

In February 2005, the Leadership Development and Compensation Committee approved the long-term performance incentive plan for certain senior executives, including the Named Executive Officers shown above, for the Fiscal 2005-2007 performance period. Mr. Nardelli's potential award was approved by the independent members of the Board. Such potential awards were made pursuant to the Company's 1997 Omnibus Stock Incentive Plan and are intended to provide continuing emphasis on specified financial performance goals that the Committee considers to be important contributors to long-term shareholder value. The potential awards are payable only if the Company achieves specified levels of average diluted earnings per share ("EPS") growth during the three-year performance period beginning January 31, 2005 and ending February 3, 2008. Average diluted EPS is determined by averaging the percentage increase in EPS for each fiscal year in the performance period, exclusive of the impact of any share repurchase program during the performance period. Awards are payable in cash. As of February 1, 2006, the maximum aggregate pay-out for the Named Executive Officers for the Fiscal 2005-2007 performance period is $5,941,875 paid in cash as soon as administratively practical after the end of the performance period. Pro rata awards are paid for actual results at the end of the performance period if an executive's employment terminates during the final fiscal year in the performance period due to death, disability or retirement.

EQUITY COMPENSATION PLAN INFORMATION
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity Compensation Plans Approved by Security Holders(1)	83,427,718	(2)	$37.24	(3)	270,132,072	(4)
Equity Compensation Plans Not Approved by Security Holders(5)	3,981,328	(6)	$40.75	(7)	18,380,729	(8)

Total	87,409,046				288,512,801

(1)
These plans are the Company's 1997 Omnibus Stock Incentive Plan ("1997 Omnibus Plan"), 2005 Omnibus Stock Incentive Plan ("2005 Omnibus Plan"), Amended and Restated Employee Stock Purchase Plan (the "ESPP") and the Directors Plan. The Directors Plan allows the Company's outside directors to elect to defer their meeting fees and retainers for deferred stock units payable in shares of the Company's common stock on termination of board service.

(2)
Includes an aggregate of 80,648,723 stock options under the 1997 Omnibus Plan, 883,675 stock options under the 2005 Omnibus Plan, 1,307,754 deferred shares under the 1997 Omnibus Plan, 508,898 deferred shares under the 2005 Omnibus Plan (241,184 actual deferred shares × 2.11 reduction ratio) and 78,668 deferred stock units credited to participant accounts under the Directors Plan.

(3)
Weighted average exercise price of outstanding options; excludes deferred shares, deferred stock rights and shares of restricted stock under the Omnibus Plan, deferred stock units under the Directors Plan and rights to purchase shares under the ESPP.

(4)
Represents 251,484,767 shares under the 2005 Omnibus Plan 16,564,292 shares under the ESPP and 2,083,013 shares under the Directors Plan. As of the March 28, 2006 record date, 238,566,613 shares of the Company's common stock remain available for issuance under the 2005 Omnibus Plan.

(5)
These plans are the Company's Non-U.S. Employee Stock Purchase Plan (the "Non-US ESPP"), the Home Depot FutureBuilder Restoration Plan (the "Restoration Plan"), the December 4, 2000 Nonqualified Stock Option and Deferred Stocks Units Plan and Agreement, the April 2, 2001 Deferred Stock Units Plan and Agreement, the May 31, 2001 Deferred Stock Units Plan and Agreement and the September 17, 2001 Deferred Stock Units Plan and Agreement (collectively, "Deferred Stock Units Plans and Agreements").

(6)
Includes 102,507 deferred stock units under the Restoration Plan and 2,500,000 nonqualified stock options and 1,378,821 deferred stock units under the Deferred Stock Units Plans and Agreements referred to in Note 5.

(7)
Weighted average exercise price of outstanding options; excludes rights to purchase shares under the Non-US ESPP, deferred stock units granted under the Restoration Plan and deferred stock units granted under the Deferred Stock Units Plans and Agreements referred to in Note 5.

(8)
Represents shares available under the Non-US ESPP.

DESCRIPTION OF PLANS NOT APPROVED BY SHAREHOLDERS:

•
Restoration Plan.    The primary purpose of the Restoration Plan is to provide additional retirement income to certain key executive employees of the Company and its participating affiliates to reduce the impact of certain provisions of the Internal Revenue Code that limit the maximum benefits that may accrue under the Company's qualified retirement plans. In particular, the Company intends for the Restoration Plan to offset the effects of the maximum compensation limitation under Code Section 401(a)(17) by providing the amount of supplemental retirement income specified in the Restoration Plan. The Restoration Plan constitutes an unfunded, nonqualified deferred compensation plan that benefits certain designated employees who are within a select group of key management or highly compensated employees. Payments under the Restoration Plan are made in shares of the Company's common stock.
•
Deferred Stock Units Plans and Agreements.    The Deferred Stock Units Plans and Agreements represent shares underlying stock units, payable on a one-for-one basis, that vest as described below and fully vest upon employment termination for reasons other than cause or resignation without good reason. Deferred stock units under the December 4, 2000 and September 17, 2001 Deferred Stock Units Plans and Agreements were fully vested at the end of Fiscal 2005. Deferred stock units vest under the May 31, 2001 Deferred Stock Units Plan and Agreement in 109,607 increments on April 2 of each of 2002, 2004 and 2006. Deferred stock units vest under the April 2, 2001 Deferred Stock Units Plan and Agreement in 12,500 increments on April 2 of each of 2003, 2004, 2005 and 2006. As of the end of Fiscal 2005, 1,256,714 deferred stock units were vested, with payment deferred at the election of the participant beyond the initial payment date on 800,000 of such shares. The December 4, 2000 Non-Qualified Stock Option and Deferred Stock Units Plan and Agreement includes a grant of 2,500,000 nonqualified stock options at an exercise price of $40.75, said options were fully vested at the end of Fiscal 2005. The options expire on the tenth anniversary of the date the option first becomes exercisable.

WHAT ARE THE TERMS OF EMPLOYMENT AGREEMENTS WITH THE COMPANY'S NAMED EXECUTIVE OFFICERS?

The Company has an Employment Agreement dated as of December 4, 2000 with Robert L. Nardelli retaining him as the President and Chief Executive Officer of the Company. The initial term of the agreement expires on December 31, 2005, and, beginning on January 1, 2003, the term automatically extends so that the remaining term is always three years.

In determining Mr. Nardelli's compensation, the Board focused on competitive levels of compensation for CEOs managing operations of similar size, complexity and performance level and the importance of hiring a President and CEO with the strategic, financial and leadership skills to ensure the Company's continued growth into the foreseeable future. Based on these factors, the Board determined that Mr. Nardelli's annual base salary shall be not less than $1,500,000 and his annual bonus shall be not less than $3,000,000.

The Company believes it is essential that a large portion of our executive officers' total compensation is tied to stock performance, which more closely aligns their interests with the long-term interests of shareholders. To reflect this belief and in recognition that Mr. Nardelli forfeited substantial equity ownership rights provided by his former employer, Mr. Nardelli received two stock option awards pursuant to his employment agreement. The first entitles him to purchase 1,000,000 shares of common stock at $40.75 per share and the second stock option award entitles him to purchase 2,500,000 shares of common stock at $40.75 per share. Both stock option awards were fully vested as of the end of Fiscal 2005. Beginning in 2002, Mr. Nardelli will receive additional annual option awards to purchase no less than 450,000 shares of common stock. The Company also granted him deferred stock units corresponding to 750,000 shares of common stock, which were fully vested as of the end of Fiscal 2005.

Mr. Nardelli received a loan from the Company in the amount of $10,000,000, which accrued interest at the rate of 5.87% per year, compounded annually. As a long-term employment incentive, the obligation to repay the loan was forgiven 20% per year, together with accrued interest, on each of the first five anniversaries of the date Mr. Nardelli's employment began provided he was employed by the Company on each such date. The loan was fully forgiven, and the Company's obligations with respect thereto were completed, as of the end of Fiscal 2005. No additional payments will be made by the Company with respect to the loan.

To compensate Mr. Nardelli in part for forfeiting retirement benefits made available by his former employer, the Company agreed to provide him with deferred compensation upon any termination of his employment. Beginning on the later of his 62nd birthday or termination of employment, Mr. Nardelli will be entitled to a cash benefit in an annual amount equal to 50% of his salary as of the date of his termination and his most recent annual bonus (or, if greater, the then-current target amount for his bonus but not less than $4,500,000), subject to offset for certain pension benefits paid or payable to Mr. Nardelli by the Company or his prior employers. The amount of the benefit may be reduced if Mr. Nardelli's employment is terminated under certain circumstances, such as if Mr. Nardelli is terminated by the Company for cause or if Mr. Nardelli terminates his employment without good reason, before his 62nd birthday and/or before the fifth anniversary of the date of the employment agreement.

In addition, if Mr. Nardelli's employment is terminated either by the Company for cause or by Mr. Nardelli other than for good reason, then the Company will pay him all cash compensation accrued but not paid as of the termination date. If Mr. Nardelli's employment is terminated by the Company before age 62 other than for cause, by Mr. Nardelli for good reason or for any reason within 12 months after a change in control or due to death or disability, Mr. Nardelli will receive certain benefits, including: (1) all cash compensation accrued but not paid as of the termination date; (2) $20,000,000; (3) immediate vesting of deferred compensation and unvested equity-based awards that remain exercisable through the end of their original term; (4) for each year before 2006 for which an annual option award has not yet been granted, a fully vested stock option award in accordance with the agreement; (5) immediate forgiveness of any outstanding principal and accrued interest of the loan; and (6) continuation of health, prescription drug, dental, disability and life insurance benefits through the longer of the end of the current employment period or the third anniversary of the end of this employment with the Company. If Mr. Nardelli's employment terminates due to his retirement after he attains age 62 or upon a change in control of the Company, all equity-based awards made under his employment agreement or otherwise will fully vest and remain exercisable through the end of their original term.

The Company also has employment agreements with Dennis M. Donovan, Executive Vice President – Human Resources, dated as of March 16, 2001, and with Frank L. Fernandez, Executive Vice President, Secretary and General Counsel, dated as of April 2, 2001. The initial term of Mr. Donovan's agreement terminates on December 31, 2005, and beginning on January 1, 2003, automatically extends so that the remaining term is always three years. The initial term of Mr. Fernandez's agreement terminates on April 2, 2004, and beginning on April 2, 2002, automatically extends so that the remaining term is always two years. Each agreement provides that the automatic extensions will continue until either the Company or the executive gives written notice of termination of the extension provision.

The employment agreements provide for each of Messrs. Donovan and Fernandez to receive a base salary of not less than $525,000 per year. Mr. Donovan is eligible for an annual bonus of no less than his then-current base salary. Mr. Fernandez is eligible for an annual bonus of no less than 65% of his then-current base salary. Both Messrs. Donovan and Fernandez were guaranteed a bonus for Fiscal 2001. In connection with the commencement of employment, Messrs. Donovan and Fernandez each received awards of stock options exercisable for 320,000 shares, which vest 25% per year beginning on the second anniversary of the grant date, and awards of deferred stock units corresponding to 328,821 shares and 50,000 shares, respectively. Mr. Donovan's units vest in one-third increments on the first, third and fifth anniversaries of his date of employment and Mr. Fernandez's units vest in increments of 25% annually beginning on the second anniversary of the date of his employment agreement. The agreements provide that for 2002 and subsequent calendar years, Messrs. Donovan and Fernandez are eligible for an annual grant of stock options exercisable for at least 90,000 and 70,000 shares, respectively.

In connection with their relocations, Messrs. Donovan and Fernandez received loans in the amount of $3 million and $500,000, respectively. Interest on the loans accrues at the rate of 5.8% per year. Interest will be forgiven annually on the respective anniversaries of the loans. Mr. Fernandez' loan was fully satisfied as of the end of Fiscal 2005. Mr. Donovan's loan must be repaid upon the earlier of (1) the fifth anniversary of the date of the loan or (2) 90 days following the termination of the executive's employment by the Company for cause or by the executive without good reason.

Upon the termination of the employment of either Mr. Donovan or Mr. Fernandez by the Company for cause or by the executive without good reason, the Company will pay the executive all cash compensation accrued but not paid as of the termination date. If the employment of Mr. Donovan or Mr. Fernandez is terminated by the Company other than for cause, by the executive for good reason or for any reason within 12 months after a change in control or due to death or disability, the executive will receive all cash compensation accrued but not paid as of the termination date and certain additional benefits, including salary and target bonus continuation for 24 months and immediate vesting of all unvested equity-based awards, which such award will continue to be exercisable (1) by Mr. Donavan through the end of the awards' original term and (2) by Mr. Fernandez through the shorter of the end of the awards' original term or third anniversary of the end of his employment with the Company. In the event of a change in control, in addition to receiving any protection that is applicable to other senior executives, all grants of equity-based awards to Messrs. Donovan and Fernandez shall become fully vested and exercisable.

Pursuant to their respective agreements, each of Messrs. Donovan and Fernandez has agreed that during the term of his employment and for two years thereafter, he shall not, without the prior written consent of the Company, participate (as defined in the agreements) in the management of certain competitors of the Company. During the same period, each executive has also agreed not to solicit any employee of the Company to accept a position with another entity or to solicit any vendor or customer of the Company to alter its relationship with the Company in any way that would be adverse to the Company.

Under the terms of the agreements with Messrs. Nardelli, Donovan and Fernandez, termination of employment for good reason generally means the occurrence of certain events without the executive's consent, including, among other things, (1) the Company assigning him duties inconsistent in any material respect with his duties and responsibilities as contemplated by the employment agreement or taking any other action that results in a significant diminution in such executive's position, duties or responsibilities, (2) failure of the Company to comply with any material provision of the employment agreement, or (3) in Mr. Donovan's case, cessation of a direct reporting relationship with Mr. Nardelli.

Termination for cause means, among other things, that the executive (1) has engaged in conduct that constitutes willful gross neglect or willful gross misconduct with respect to employment duties that results in material economic harm to the Company, subject to certain conditions, or (2) has been convicted of a felony involving theft or moral turpitude. Any determination that cause exists must be approved by a majority of the Company's Board of Directors after giving notice of such meeting to the executive and providing the executive and his legal counsel an opportunity to address the Board at such meeting.

In addition to these and other benefits set forth in the applicable employment agreements, Messrs. Nardelli, Donovan and Fernandez are entitled to participate in the benefit plans offered to all executive officers of the Company and to receive the same perquisites as are commonly provided to other senior executives of the Company. The Company will also reimburse them for income taxes applicable to certain specified benefits and payments under the agreement and for excise taxes imposed in the event payments or benefits received by the executive under their respective agreements, or otherwise, result in "parachute payments" under the Internal Revenue Code.

During Fiscal 2001, the Company entered into an employment arrangement with Carol Tomé, effective May 4, 2001. The employment arrangement provides that Ms. Tomé will receive an annual base salary of $425,000 and is eligible for an annual bonus equal to 100% of base salary. In addition to cash compensation, Ms. Tomé received nonqualified stock options exercisable for 100,000 shares, which vest in 25% annual increments beginning on the second anniversary of the grant date. Ms. Tomé is also eligible to participate in the Company's Long-Term Incentive Plan.

Pursuant to a non-competition agreement with the Company, Ms. Tomé has agreed that for 36 months subsequent to termination of employment with the Company she will not, without the prior written consent of the Company, enter into or maintain an employment or contractual relationship with certain competitors of the Company. During the same period, Ms. Tomé has agreed not to solicit any employee of the Company to terminate his or her relationship with the Company without the prior written consent of the Company. Upon termination of Ms. Tomé's employment without cause, or by Ms. Tomé for good reason, the Company will pay Ms. Tomé's base salary for 24 months. In addition, all stock options granted pursuant to such agreement will continue to vest and all restrictions on the grants of shares of restricted stock will continue to lapse.

In addition to the benefits provided to Ms. Tomé pursuant to her employment arrangement, Ms. Tomé is entitled to participate in the benefit plans offered to all executive officers of the Company and to receive the same perquisites as are commonly provided to other senior executives of the Company. The Company will also reimburse Ms. Tomé for income taxes applicable to certain specified benefits and payments.

During Fiscal 2002, the Company entered into an employment agreement with Francis S. Blake, effective March 21, 2002. The employment agreement provides that Mr. Blake will receive an annual base salary of $525,000 and is eligible for an annual bonus equal up to 100% of base salary. In connection with the commencement of employment, Mr. Blake received a signing bonus of $100,000. In addition, Mr. Blake received a $25,000 relocation allowance and an initial incentive payment of $525,000 in April 2003.

In addition to cash compensation, Mr. Blake received nonqualified stock options exercisable for 250,000 shares, which vest in 25% annual increments beginning on the second anniversary of the grant date, and 70,000 shares of restricted stock, with 25% of such restrictions lapsing on the third anniversary and the sixth anniversary and the remaining 50% lapsing on Mr. Blake's 62ndbirthday. Mr. Blake is also eligible to participate in the Company's Long-Term Incentive Plan.

Pursuant to his agreement, Mr. Blake agreed that for 36 months subsequent to termination of employment with the Company he will not, without the prior written consent of the Company, enter into or maintain an employment or contractual relationship with certain competitors of the Company. During the same period, Mr. Blake agreed not to solicit any employee of the Company to terminate his or her relationship with the Company without the prior written consent of the Company.

Upon the termination of the employment of Mr. Blake by the Company without cause, or by Mr. Blake for good reason, the Company will pay base salary continuation, target incentive and medical coverage for 12 months. In addition, all stock options granted pursuant to his employment agreement will vest and all restrictions on the grants of shares of restricted stock awarded pursuant to the employment agreements shall lapse immediately. During the 12 months after termination, all other unvested stock options shall continue to vest and restrictions on outstanding shares of restricted stock will continue to lapse in accordance with their terms.

Under the terms of the Mr. Blake's agreement, termination of employment for good reason generally means the occurrence of certain events without his consent, including, (1) assignment or restructured role outside the Atlanta Metropolitan area, (2) assignment or restructured role with a decrease in base salary or (3) assignment to a position other than Executive Vice President, or a position that does not report to Mr. Nardelli.

Termination for cause means, among other things, that the executive (1) has violated certain of the Company's policies, (2) engaged in unethical conduct or (3) failed to meet the Company's performance expectations or standards.

In addition to these and other benefits set forth in his employment agreement, Mr. Blake is entitled to participate in the benefit plans offered to all executive officers of the Company and to receive the same perquisites as are commonly provided to other senior executives of the Company. The Company will also reimburse Mr. Blake for income taxes applicable to certain specified benefits and payments.

LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE REPORT

Filings made by companies with the SEC sometimes "incorporate information by reference." This means the Company is referring you to information that has been previously filed with the SEC and that this information should be considered as part of the filing you are reading. The Leadership Development and Compensation Committee Report, Audit Committee Report, Stock Performance Graph and Company Financial Performance charts and table in this Proxy Statement are not incorporated by reference into any other filings with the SEC.

The Leadership Development and Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

WHAT ARE THE COMPONENTS OF EXECUTIVE COMPENSATION?

Three critical elements comprise our compensation programs for executive officers:

•
Base Salaries:    We provide competitive base salaries that allow us to attract and retain a high performing leadership team. When establishing base salaries, we consider many factors, including total compensation, the scope of responsibilities, the years of experience of the individual, and the competitive marketplace. Merit increases, which typically occur in April of each fiscal year, are established based on a comprehensive performance management process that assesses each executive officer's leadership and performance over the previous year, as well as the executive officer's potential for development and performance in the future.
•
Annual Bonus:    All executive officers participate in our Company's Management Incentive Plan ("MIP"). The MIP is designed to motivate and reward executives by aligning pay with annual performance. The MIP is a cash-based bonus plan that rewards executives for the achievement of financial and non-financial performance objectives that are established at the beginning of each fiscal year. In addition, we consider certain qualitative factors for each executive in determining the total cash bonus to be paid to each executive officer.
•
Long-Term Incentives:    To better align the interests of management with long-term shareholder interests, we provide long-term incentives to executive officers. We deliver long-term incentives typically in the form of stock options, a performance shares/cash plan, shares of restricted stock and deferred shares or deferred stock units. The long-term incentives are designed to reward executives for increasing long-term shareholder value and to retain them at the Company.
•
Stock Options:    We provide annual nonqualified stock option grants as part of our long-term incentive compensation under the Omnibus Plan. For an executive to receive value from a stock option, the stock price must be above the grant date price after the stock option vests. The Company grants stock options with an exercise price equal to the fair market value of the Company's stock on the date of grant. Generally, stock options may be exercised over a term of ten years from the date of grant, and vest 25% per year beginning on the second anniversary of the grant date. The number of shares subject to equity awards is determined by the Leadership Development and Compensation Committee and is based on the individual's position within the Company, job performance, future potential, awards made to executives at comparable companies and other factors. Additionally, certain executive officers have employment agreements that provide that awards of a specified number of stock options be made to such officers, as described under "Executive Compensation" in this Proxy Statement.
•
Performance Shares/Units:    Executive officers are eligible to participate in the Company's Long-Term Incentive Plan ("LTIP"). For performance periods beginning before Fiscal 2004, the program rewards management for shareholder return over a three-year period. Performance is relative to a peer group, offsetting stock appreciation as a result of bear and bull market periods. Under the LTIP, executive officers are eligible to receive a targeted amount of shares and cash at the end of a three-year period. The Company's total return to shareholders over the three-year performance period is compared to that of an established peer group of retailers. If the Company's total return to shareholders is at the 70th percentile of the peer group after the three-year period and the executive remains employed through the period, targeted awards are paid to the executive. Pro rata awards are paid for actual results at the end of the performance period if an executive's employment terminates during the final fiscal year in the performance period due to death, disability or retirement. No awards are paid if the Company's total return to shareholders is below the 50th percentile of the peer group. Better performance relative to the peer group triggers larger payouts to executives. All performance shares are subject to a three-year vesting provision. For performance periods beginning in Fiscal 2004, awards are payable only if the Company achieves specified levels of average diluted earnings per share ("EPS") growth during the three-year performance period. Average diluted EPS is determined by averaging the diluted percentage increase in EPS for each fiscal year in the performance period exclusive of the impact of any share repurchase program during the performance period. Awards are payable in cash at the end of the performance period. Pro rata awards are paid for actual results at the end of the performance period if an executive's employment terminates during the final fiscal year in the performance period due to death, disability or retirement.
•
Restricted Stock:    Prior to Fiscal 2002, restricted stock was not a core component of our compensation programs. In Fiscal 2002, we began to grant restricted stock to executive officers to (i) serve as a retention mechanism; (ii) align management and shareholder interests by delivering ownership; and (iii) and in some instances offset the less than competitive supplemental executive retirement benefits offered to our executives. Typically, the restricted stock vests 25% on the third anniversary of the date of grant, 25% on the sixth anniversary and the remaining 50% at age 62, or all at once on the fifth anniversary of the date of grant, subject to the executive's continued employment through the vesting date.
•
Deferred Shares or Deferred Stock Units:    From time to time the Company uses deferred shares or deferred stock units to provide equity compensation to an executive officer that permits such officer to defer receipt of and taxation on such compensation until a future date elected by such officer.

WHAT IS THE COMPANY'S PHILOSOPHY OF EXECUTIVE COMPENSATION?

We believe that compensation plays a vital role in achieving short and long-term business objectives that ultimately drive long-term business success. Our compensation programs are designed to focus our executives on the Company's critical goals that translate into long-term shareholder value. As a result, a large percentage of our executive officers' compensation is variable, based on corporate, divisional and individual performance. Our pay practices support our endeavors to attract, motivate, incentivize and retain exceptional business leaders with demonstrated performance, leadership and potential capabilities to deliver innovative initiatives while concurrently meeting aggressive long-term business objectives.

Such pay practices are highly differentiated based on individual performance, leadership and potential as well as overall enterprise and business unit results. They are assessed in the context of a rigorous performance management process. Furthermore, these practices are responsive to a significant enterprise transformation effort that commenced and continues amidst a challenging economic and business climate.

Under the Company's Executive Stock Ownership Guidelines, executive officers of the Company are required to hold shares of common stock with a value equal to a specified multiple of base salary. This program assists in focusing executives on long-term success and shareholder value by requiring executives to hold Company stock over the long term. The multiples for specific positions are shown in the table below:

Title	Multiple of Salary
President & Chief Executive Officer	6X
Executive Vice Presidents	4X
Division Presidents/Senior Vice Presidents	3X

Shares owned outright, restricted stock, deferred shares, deferred stock units and shares acquired pursuant to the Employee Stock Purchase Plan, FutureBuilder Plan and the Restoration Plan are counted towards this requirement. Executives have four years from the date the Executive Stock Ownership Guidelines were adopted (or until February 2007) to reach the specified levels of ownership. Once the four-year period has expired, each executive officer's stock holdings will be reviewed on an annual basis. As of April 1, 2006, all of our executive officers, including Mr. Nardelli, complied with the stock ownership guidelines.

HOW IS THE CHIEF EXECUTIVE OFFICER COMPENSATED?

The Committee and the independent members of the Board considered a number of factors in determining

Mr. Nardelli's compensation for Fiscal 2005. Outstanding operating performance of the Company in Fiscal 2005 as shown by the financial performance charts and table set forth on pages 45-46, including the achievement of 20.4% growth in diluted earnings per share, net sales growth of 11.5%, comparable store sales growth of 3.8%, total customer transaction growth of 5.6%, continuing success in developing a new foundation for long-term growth, Leadership Development And Compensation Committee Report and continuing superior leadership and vision were the primary factors that were considered when determining his compensation. In addition, Mr. Nardelli's leadership in further improving the Company's strong financial position and returning significant value to Company shareholders through share repurchases and an increase in the Company's dividend rate by 50% was also considered. The Committee and the independent members of the Board also considered advice provided by independent executive compensation consultants on market compensation and performance.

Mr. Nardelli's salary for Fiscal 2005 was $2,225,000. For his performance in Fiscal 2005, Mr. Nardelli was awarded a cash bonus of $7,000,000 and received 380,000 shares of restricted stock, 175,000 deferred shares and 90,000 nonqualified stock options.

WHAT OTHER FACTORS INFLUENCED EXECUTIVE OFFICER COMPENSATION IN FISCAL 2005?

In determining compensation for the executive team for 2005, we considered the progress that has been made over the last year in the development and implementation of programs designed to transform the Company to better meet the product and service needs of our customers. In conjunction with individual and corporate performance reviews, we work with two nationally recognized compensation consulting firms to establish appropriate compensation benchmarks for our executive officers.

DOES THE LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE COMPARE COMPANY SALARIES TO OTHER COMPANIES?

Salaries are based on the Leadership Development and Compensation Committee's assessment of each officer's past performance and the expectation for future contributions in leading the Company. In addition, the Leadership Development and Compensation Committee reviews compensation data for the retail industry and other companies that are similar to the Company in size. The Leadership Development and Compensation Committee uses other company compensation data for informational purposes only, and also considers subjective factors relating to the differences between companies.

HOW ARE LIMITATIONS ON THE DEDUCTIBILITY OF COMPENSATION HANDLED?

Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation paid by publicly held corporations to $1,000,000 per employee. The limitation generally does not apply to compensation based on performance goals if certain requirements are met. The Leadership Development and Compensation Committee, as much as possible, uses and intends to use performance-based compensation. However, the Committee believes that the Company must be able to attract, retain and reward the executive leadership necessary to develop and execute the Company's strategic plans and that the loss of a tax deduction may be necessary and appropriate in some circumstances.

WHO PREPARED THIS REPORT?

This report has been furnished by the current members of the Leadership Development and Compensation Committee:

  •
  Bonnie G. Hill, Chair
  •
  Richard H. Brown
  •
  John L. Clendenin
  •
  Claudio X. González
  •
  Lawrence R. Johnston
  •
  Angelo R. Mozilo

WHAT DOCUMENT GOVERNS THE ACTIVITIES OF THE LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE?

The Leadership Development and Compensation Committee acts under a written charter, which sets forth its responsibilities and duties, as well as requirements for the Committee's composition and meetings. The Leadership Development and Compensation Committee Charter is available on the Company's website at www.homedepot.com under Investor Relations and is also available in print, free of charge, upon request.

AUDIT COMMITTEE REPORT AND FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

WHO SERVED ON THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS?

The members of the Audit Committee at the end of Fiscal 2005 were John L. Clendenin, Chair, Gregory D. Brenneman, Claudio X. González, Laban P. Jackson, Jr. and Kenneth G. Langone. Each member of the Audit Committee is independent under the rules of the Securities and Exchange Commission and The New York Stock Exchange. The Board of Directors has determined that Gregory D. Brenneman, who served on the Audit Committee throughout Fiscal 2005, is an "audit committee financial expert" as such term is defined in Item 401(h)(2) of Regulation S-K promulgated under the Exchange Act.

WHAT DOCUMENT GOVERNS THE ACTIVITIES OF THE AUDIT COMMITTEE?

The Audit Committee acts under a written charter, which sets forth its responsibilities and duties, as well as requirements for the Audit Committee's composition and meetings. The Audit Committee Charter is attached to the Company's 2004 Proxy Statement filed electronically with the Securities and Exchange Commission as Exhibit A, is available on the Company's website at www.homedepot.com under Investor Relations and is also available in print, free of charge, upon request.

HOW DOES THE AUDIT COMMITTEE CONDUCT ITS MEETINGS?

During Fiscal 2005, the Audit Committee met with the senior members of the Company's financial management team and the Vice President of Internal Audit at each of its meetings. The Audit Committee met with representatives of KPMG LLP, the Company's independent registered public accounting firm, at 9 of its 11 meetings. The Audit Committee's agenda was established by the Chair and the Chief Financial Officer. At each meeting, the Audit Committee reviewed and discussed various financial and regulatory issues, the report of the Internal Audit department, and a summary of calls received on the Company's anonymous reporting line with respect to fraud, theft, accounting and control matters. The Audit Committee also had private, separate sessions from time to time with representatives of KPMG LLP, the Chief Financial Officer, the Vice President of Internal Audit and the General Counsel at which meetings candid discussions of financial management, accounting, internal controls, legal and compliance issues took place. Additionally, the Chair had separate discussions regularly with representatives of KPMG LLP, the Chief Financial Officer, the Vice President of Internal Audit and the General Counsel.

DOES THE AUDIT COMMITTEE REVIEW THE PERIODIC REPORTS AND OTHER PUBLIC FINANCIAL DISCLOSURES OF THE COMPANY?

The Audit Committee reviews each of the Company's quarterly and annual reports, including Management's Discussion and Analysis of Financial Condition and Results of Operations. As part of this review, the Audit Committee discusses the reports with the Company's management and considers the audit and review reports prepared by the independent registered public accounting firm about the Company's quarterly and annual reports, as well as related matters such as the quality (and not just the acceptability) of the Company's accounting principles, alternative methods of accounting under GAAP and the preferences of the independent registered public accounting firm in this regard, the Company's critical accounting policies and the clarity and completeness of the Company's financial and other disclosures.

DID THE AUDIT COMMITTEE PLAY ANY ROLE IN CONNECTION WITH THE COMPANY'S REPORT ON INTERNAL CONTROL?

The Audit Committee reviewed management's report on internal control over financial reporting, required under Section 404 of the Sarbanes-Oxley Act of 2002 and related rules. As part of this review, the Audit Committee reviewed the bases for management's conclusions in that report and the report of the independent registered public accounting firm on internal control over financial reporting. Throughout Fiscal 2005, the Audit Committee reviewed management's plan for documenting and testing controls, the results of their documentation and testing, any deficiencies discovered and the resulting remediation of any such deficiencies.

WHAT IS THE ROLE OF THE AUDIT COMMITTEE IN CONNECTION WITH THE FINANCIAL STATEMENTS AND CONTROLS OF THE COMPANY?

Management of the Company has primary responsibility for the financial statements and internal control over financial reporting. The independent registered public accounting firm has responsibility for the integrated audit of the Company's financial statements and internal control over financial reporting. The responsibility of the Audit Committee is to oversee financial and control matters, among other responsibilities fulfilled by the Committee under its charter. The Committee meets regularly with the independent registered public accounting firm, without the presence of management, to ensure candid and constructive discussions about the Company's compliance with accounting standards and best practices among public companies comparable in size and scope to The Home Depot. The Audit Committee also regularly reviews with its outside advisors material developments in the law and accounting literature that may be pertinent to the Company's financial reporting practices.

DOES THE AUDIT COMMITTEE HAVE ANY POLICY-MAKING RESPONSIBILITY?

The Audit Committee does establish certain policies as required by the rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange. For example, the Audit Committee has established a policy for the receipt and retention (including on an anonymous basis) of complaints about financial and control matters. The Committee also has implemented a policy that addresses when the Company may recruit personnel who formerly were employed by the Company's independent registered public accounting firm. In other cases, the Audit Committee is responsible for overseeing the efficacy of management policies, including policies governing the Company's use of derivative instruments and managing the exposures under those instruments.

WHAT MATTERS HAVE MEMBERS OF THE AUDIT COMMITTEE DISCUSSED WITH THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM?

In its meetings with representatives of KPMG LLP, the Audit Committee asked the auditors to address and discuss their responses to several questions that the Audit Committee believed were articularly relevant to its oversight. These questions included:

•
Are there any significant judgments made by management in preparing the financial statements that would have been made differently had the auditors themselves prepared and been responsible for the financial statements?
•
Based on the auditors' experience, and their knowledge of the Company, do the Company's financial statements fairly present to investors, with clarity and completeness, the Company's financial position and performance for the reporting period in accordance with U.S. generally accepted accounting principles and Securities and Exchange Commission disclosure requirements?
•
Based on the auditors' experience, and their knowledge of the Company, has the Company implemented internal controls and internal audit procedures that are appropriate for the Company?
•
During the course of the fiscal year, have the auditors received any communication or discovered any information indicating any improprieties with respect to the Company's accounting and reporting procedures or reports?

The Audit Committee has also discussed with the auditors that they are retained by the Audit Committee and that the auditors must raise any concerns about the Company's financial reporting and procedures directly with the Audit Committee. Based on these discussions and its discussions with management, the Audit Committee believes it has a basis for its oversight judgments and for recommending that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for Fiscal 2005.

WHAT HAS THE AUDIT COMMITTEE DONE WITH REGARD TO THE COMPANY'S AUDITED FINANCIAL STATEMENTS FOR FISCAL 2005?

The Audit Committee has:

•
reviewed and discussed the audited financial statements with the Company's management; and
•
discussed with KPMG LLP, independent registered public accounting firm for the Company, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

HAS THE AUDIT COMMITTEE CONSIDERED THE INDEPENDENCE OF THE COMPANY'S AUDITORS?

The Audit Committee has received from KPMG LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with KPMG LLP its independence. The

Audit Committee has concluded that KPMG LLP is independent from the Company and its management.

HAS THE AUDIT COMMITTEE MADE A RECOMMENDATION REGARDING THE AUDITED FINANCIAL STATEMENTS FOR FISCAL 2005?

Based upon its review and the discussions with management and the Company's independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the Company be included in the Company's Annual Report on Form 10-K for Fiscal 2005.

HAS THE AUDIT COMMITTEE REVIEWED THE FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM DURING FISCAL 2005?

The Audit Committee has reviewed and discussed the fees paid to KPMG LLP during Fiscal 2005 for audit, audit-related, tax and other services, which are set forth below under "Fees Paid to Independent Registered Public Accounting Firm." The Audit Committee has determined that the provision of non-audit services is compatible with KPMG LLP's independence.

WHO PREPARED THIS REPORT?

This report has been furnished by the members of the Audit Committee at the end of Fiscal 2005:

•
John L. Clendenin, Chair
•
Gregory D. Brenneman
•
Claudio X. González
•
Laban P. Jackson, Jr.
•
Kenneth G. Langone

WHAT IS THE COMPANY'S POLICY REGARDING THE RETENTION OF THE COMPANY'S AUDITORS?

The Audit Committee has adopted a policy regarding the retention of the independent registered public accounting firm that requires pre-approval of all services by the Audit Committee or the Chairman of the Audit Committee. When services are pre-approved by the Chairman of the Audit Committee, notice of such approvals is given simultaneously to the other members of the Audit Committee and presented to the full Audit Committee at its next scheduled meeting.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

AUDIT FEES

During Fiscal 2005 and Fiscal 2004, the Company paid KPMG LLP fees in the aggregate amount of $3,671,000 and $4,069,000, respectively, for the annual audit of the Company's financial statements, the quarterly reviews of the Company's financial statements included in its Forms 10-Q and audits of the closing balance sheets of certain businesses acquired.

AUDIT-RELATED FEES

During Fiscal 2005 and Fiscal 2004, the Company paid KPMG LLP fees in the aggregate amount of $1,164,000 and $374,500, respectively, for audit-related services which included audits of financial statements of certain employee benefit plans and other entities, audits of certain businesses acquired during the year and the review of related SEC filings.

TAX FEES

During Fiscal 2005 and Fiscal 2004, the Company paid KPMG LLP fees in the aggregate amount of $43,400 and $395,155, respectively, for tax services. In Fiscal 2005, none of such fees were for tax return preparation and compliance and $43,400 were for tax consulting and advisory services.

ALL OTHER FEES

No other services or related fees were provided by or paid to KPMG LLP for Fiscal 2005 and Fiscal 2004.

STOCK PERFORMANCE GRAPH

This graph depicts the Company's cumulative total shareholder returns relative to the performance of the Standard & Poor's 500 Composite Stock Index and the Standard & Poor's Retail Composite Index for the five-year period commencing January 29, 2001, the first trading day of Fiscal 2001, and ending on January 27, 2006, the last trading day of Fiscal 2005. The graph assumes $100 invested at the closing price of the Company's common stock on the New York Stock Exchange and each index on January 26, 2001 and assumes that all dividends were reinvested on the date paid. The points on the graph represent fiscal year-end index levels based on the last trading day in each fiscal year.

	January 26, 2001	February 1, 2002	January 31, 2003	January 30, 2004	January 28, 2005	January 27, 2006

The Home Depot	$100.00	$110.81	$47.17	$80.75	$92.80	$92.77
S&P 500 Index	$100.00	$83.96	$65.09	$87.60	$92.27	$102.99
S&P Retail Composite Index	$100.00	$111.69	$80.35	$120.11	$138.00	$150.09

COMPANY FINANCIAL PERFORMANCE

The following charts and table provide a summary of the Company's operating performance over the past five years.

Net Sales ($ in billions)	Earnings Per Share

5 Year Cumulative Sales Growth of 78%	5 Year Cumulative EPS Growth of 147%

Cumulative HD EPS Growth compared to Cumulative Dow Jones Industrial Average EPS Growth since 2000	Shareholders' Equity ($ in billions) 5 Year Cumulative Shareholders' Equity Growth of 79%

Other Financial Information
	Fiscal Year						5 Year Cumulative Increase
($ in billions, except per share data)
	2000	2001	2002	2003	2004	2005

Gross Margin % of Sales	29.9%	30.2%	31.1%	31.8%	33.4%	33.5%	360bps
Operating Margin % of Sales	9.2%	9.3%	10.0%	10.6%	10.8%	11.5%	230bps
Return on Invested Capital*	19.6%	18.3%	18.8%	20.4%	21.5%	22.4%	280bps
Shares Repurchased	—	—	$2.0	$1.6	$3.1	$3.0	$9.7
Cash Dividends Per Share	$0.16	$0.17	$0.21	$0.26	$0.33	$0.40	150%
Total Earnings Returned**	$0.37	$0.40	$2.49	$2.15	$3.83	$3.90	950%
Total Assets	$21.4	$26.4	$30.0	$34.4	$39.0	$44.5	108%
Number of Stores	1,134	1,333	1,532	1,707	1,890	2,042	80%

*
Defined as net operating profit after tax divided by beginning debt and equity.

**
Includes shares repurchased and dividends. Since Fiscal 2000, the Company has returned $12.8 billion to shareholders, or 58% of cumulative earnings.

BENEFICIAL OWNERSHIP OF COMMON STOCK

This table below contains certain information about the beneficial owners known to the Company as of March 13, 2006 of more than 5% of the Company's outstanding shares of Common Stock.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class

FMR Corp.(1) 82 Devonshire Street Boston, MA 02109	117,217,471	5.5
Barclays Global Investors, NA(2) 45 Fremont Street San Francisco, CA 94105	113,273,926	5.3

(1)
This information as to the beneficial ownership of shares of the Company's common stock is based on the February 14, 2006 Schedule 13G/A filed with the SEC by FMR Corp. Such filing indicates that FMR has sole voting power with respect to 117,217,471 shares and sole dispositive power with respect to all such shares.

(2)
This information as to the beneficial ownership of shares of the Company's common stock is based on the January 26, 2006 Schedule 13G filed with the SEC by Barclays Global Investors, NA. Such filing indicates that Barclays has sole voting power with respect to 98,977,475 shares and sole dispositive power with respect to all such shares.

This table demonstrates the alignment of the interests of the Company's directors and executive officers with the interests of our shareholders by showing how much of our outstanding common stock is beneficially owned by our directors, each of the Named Executive Officers and all directors and executive officers as a group as of March 13, 2006. Except as otherwise noted, the beneficial owners listed have sole voting and investment power with respect to the shares shown. An asterisk (*) in the Percent of Class column indicates beneficial ownership of less than 1%. †

Name of Beneficial Owner	Total Beneficial Ownership(1)		Percent of Class

Robert L. Nardelli	5,332,266	(2)	*
Gregory D. Brenneman	33,519		*
Richard H. Brown	16,519	(3)	*
John L. Clendenin	38,832		*
Claudio X. González	64,457		*
Milledge A. Hart, III	3,568,411		*
Bonnie G. Hill	22,370		*
Laban P. Jackson, Jr.	7,400		*
Lawrence R. Johnston	5,000		*
Kenneth G. Langone	16,519,117	(4)	*
Angelo R. Mozilo	800		*
Thomas J. Ridge	0		*
Francis S. Blake	629,152	(5)	*
Dennis M. Donovan	876,928		*
Frank L. Fernandez	775,103		*
Carol B. Tomé	714,113		*
Directors and executive officers as a group (24 people)	30,842,591		1.45%(6)

(1)
These amounts include equivalent shares credited under our FutureBuilder Plan and restricted stock granted under the Omnibus Plan. In addition, these amounts reflect shares subject to options exercisable as of May 12, 2006 as follows: Robert L. Nardelli – 5,328,750; Gregory D. Brenneman – 12,187; Richard H. Brown – 12,187; John L. Clendenin – 27,267; Claudio X. González – 8,125; Milledge A. Hart, III – 10,937; Bonnie G. Hill – 18,437; Laban P. Jackson, Jr. – 0; Lawrence R. Johnston – 0; Kenneth G. Langone – 10,937; Angelo R. Mozilo – 0; Thomas J. Ridge – 0; Francis S. Blake – 310,000; Dennis M. Donovan – 500,000; Frank L. Fernandez – 467,500; Carol B. Tomé – 383,038; directors and executive officers as a group (24) people – 8,056,770.
(2)
This amount includes 1,000 shares held by Mr. Nardelli's wife for which Mr. Nardelli disclaims beneficial ownership and 3,863,023 options held in a grantor retained annuity trust.
(3)
This amount includes 1,000 shares held by Mr. Brown's wife for which Mr. Brown may be deemed to have shared voting and investment power.
(4)
This amount includes 6,139 shares held by Mr. Langone's wife for which he disclaims beneficial ownership.
(5)
This amount includes 333 shares held by a family trust.
(6)
Percent of class based on the number of shares of outstanding common stock as of close of business on March 13, 2006.

†
The Company's directors' and officers' alignment with the Company's shareholders is further demonstrated by the number of deferred shares and deferred stock units in the Company's common stock. While these equity holdings are not reflected in the table set forth above, they represent a significant interest as follows: Robert L. Nardelli – 2,410,000; Gregory D. Brenneman – 15,588; Richard H. Brown – 15,750; John L. Clendenin – 23,388; Claudio X. González – 16,052; Milledge A. Hart, III – 21,838; Bonnie G. Hill – 11,676; Laban P. Jackson, Jr. – 8,177; Lawrence R. Johnston – 8,180; Kenneth G. Langone – 7,427; Angelo R. Mozilo – 1,684; Thomas J. Ridge – 2,552; Dennis M. Donovan – 328,821; Frank L. Fernandez – 50,000; directors and executive officers as a group (24) people – 3,007,134.

GENERAL

LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Board of Directors who served on the Leadership Development and Compensation Committee during Fiscal 2005 were officers or employees of the Company or any of its subsidiaries, were formerly officers or employees of the Company or any of its subsidiaries or had any relationship with the Company requiring disclosure under SEC regulations.

INSIDER TRANSACTIONS

In connection with their employment and prior to July 30, 2002, each of Robert L. Nardelli, Dennis M. Donovan and Frank L. Fernandez received a loan of $10 million, $3 million and $500,000, respectively, from the Company. The terms of the loans to Messrs. Nardelli and Donovan are more fully described under "Executive Compensation." The terms of the loan to Mr. Fernandez are substantially similar to the terms of the loan to Mr. Donovan and is also described in the Company's 2004 Proxy Statement. The maximum amounts outstanding during Fiscal 2005 relating to the loans to Messrs. Nardelli, Donovan and Fernandez were $2,117,400, $3,174,000 and $529,000, respectively. As of March 1, 2006, the loans to Messrs. Nardelli and Fernandez were fully satisfied and $3,126,329 was outstanding with respect to Mr. Donovan's loan.

Two employees of The Home Depot that are immediate family members of an executive officer receive more than $60,000 in annual compensation. Consistent with the Company's compensation practices, such employees are also eligible for customary employee benefits and are eligible to participate in the Company's bonus and equity compensation programs.

The Home Depot has purchase, finance and other transactions and relationships in the normal course of business with companies with which The Home Depot directors are associated, but which are not sufficiently significant to be reportable. We believe that all of these transactions and relationships during Fiscal 2005 were on terms that were reasonable and competitive. Additional transactions and relationships of this nature may be expected to take place in the ordinary course of business in the future.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission reports of ownership and changes in beneficial ownership of the Company's common stock. Directors, executive officers and greater than ten percent shareholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of these reports furnished to the Company or written representations that no other reports were required, we believe that during Fiscal 2005 and Fiscal 2004, our directors and executive officers complied with these requirements, except that (i) the sale of Company shares in March 2005 by Mr. Bill Patterson, former President, Asia, who retired from the Company in August 2005, was not timely reported, and (ii) the surrender of Company shares by Messrs. Dennis Donovan and Frank Fernandez and Ms. Carol Tomé in August 2004 to pay for withholding tax on the vesting of previously-granted restricted stock was not timely reported. Each of these untimely filings were due to an administrative error.

AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO SHAREHOLDERS

Rules promulgated by the Securities and Exchange Commission require us to provide an Annual Report to Shareholders who receive this Proxy Statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report, along with copies of our Annual Report on Form 10-K for Fiscal 2005 (without exhibits or documents incorporated by reference), are available without charge to shareholders upon written request to Investor Relations, The Home Depot, Inc., 2455 Paces Ferry Road, Atlanta, Georgia 30339, by calling (770) 384-4388 or via the Internet at www.homedepot.com.

SHAREHOLDER PROPOSALS

To be considered for inclusion in next year's Proxy Statement or considered at next year's annual meeting but not included in the Proxy Statement, shareholder proposals must be submitted in writing by December 15, 2006. All written proposals should be submitted to: Corporate Secretary, The Home Depot, Inc., 2455 Paces Ferry Road, Atlanta, Georgia 30339.

OTHER PROPOSED ACTIONS

If any other items or matters properly come before the Meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.

SOLICITATION BY BOARD; EXPENSES OF SOLICITATION

Our Board of Directors has sent you this Proxy Statement. Our directors, officers and associates may solicit proxies by telephone or in person. In addition, we have hired D.F. King & Co., Inc. to assist us in soliciting proxies, which it may solicit by telephone or in person. We anticipate paying D.F. King a fee of $18,000, plus expenses. We will also reimburse the expenses of brokers, nominees and fiduciaries who send proxies and proxy materials to our shareholders.

APPENDIX A

DIRECTOR INDEPENDENCE STANDARDS

A majority of Board of Directors of The Home Depot, Inc. (the "Company") shall be independent. No director shall qualify as "independent" unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). In making such determination, the Board of Directors shall consider the factors identified below, as well as such other factors that the Board of Directors may deem relevant. A director will not be deemed independent if:

1.
the director is employed by the Company or any of its affiliates (as used herein, such term shall have the meaning set forth in Rule 144(a)(1) promulgated under the Securities Act of 1933, as amended) or was employed by the Company or any of its affiliates at any time during the preceding three years;
2.
the director is a member of the immediate family of an individual who is, or has been, employed by the Company or any of its affiliates as an executive officer (as used herein, such term shall have the same meaning as the term "officer" in Rule 16a-1(f) under the Securities Exchange Act of 1934 (the "Exchange Act")) at any time during the preceding three years;
3.
the director (a) presently receives, or his or her immediate family member receives, more than $100,000 in any consecutive 12-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), or (b) the director or the director's immediate family member had received such compensation during any consecutive 12-month period within the preceding three years;
4.
(a) the director or his or her immediate family member is presently a partner of a firm that is the Company's internal or external auditor; (b) the director is presently an employee of such firm; (c) the director's immediate family member is presently an employee of such firm and participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (d) the director or his or her immediate family member was within the preceding three years (but is no longer) a partner or employee of such firm and personally worked on the Company's audit during such three year period;
5.
the director (a) is presently an executive officer or an employee, or his or her immediate family member is an executive officer, of another company (including any tax-exempt organization) that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds $1 million or 2 percent of such other company's consolidated gross revenues for its last fiscal year, whichever is greater, or (b) the Company and the company of which the director is an executive officer or employee or his or her immediate family member is an executive officer had such relationship within the preceding three years;
6.
the director is affiliated with, or his or her immediate family member is affiliated with, a paid advisor or consultant to the Company;
7.
the director has, or his or her immediate family member has, a personal services contract with the Company;
8.
the director or his or her immediate family member is employed and compensated by a foundation, university or other nonprofit institution that has received significant charitable contributions from the Company that are disclosed or will be required to be disclosed in the Company's proxy statement; and
9.
the director (a) is presently employed, or his or her immediate family member is presently employed, as an executive officer of another company where any of the Company's present executive officers serves on that company's compensation committee, or (b) such director or his or her immediate family member was employed in such capacity within the preceding three years.

In addition to being independent as determined by the Board of Directors in accordance with the factors set forth above, (a) members of the Audit Committee may not (i) receive, directly or indirectly, any compensation other than directors' fees from the Company, or (ii) be an "affiliated person" of the Company or any of its subsidiaries as such term is defined under Rule 10A-3 under the Exchange Act and (b) members of the Leadership Development and Compensation Committee must qualify as "outside directors" as such term is defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, and as "non-employee directors" as such term is defined under Rule 16b-3 promulgated under the Exchange Act.

A-1

PRINTED ON RECYCLED PAPER

2006 Annual Meeting Admission Ticket
Telephone and Internet Voting Instructions
You can vote by telephone OR Internet Available 24 hours a day, 7 days a week
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. Proxies voted in this way must be received by 10:00 a.m. ET on May 25, 2006.
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

[GRAPHIC] To vote using the Telephone (within U.S. and Canada)
• Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the simple instructions provided by the recorded message.

[GRAPHIC] To vote using the Internet
• Go to the following web site: www.computershare.com/expressvote
• Enter the information requested on your computer screen and follow the simple instructions.

IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT MAIL BACK THIS CARD.

Annual Meeting Proxy Card	123456	C0123456789	12345

☐	Mark this box with an X if you plan on attending the Annual Meeting.	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS)
☐	Mark this box with an X if you have comments and print them on the reverse.
☐	Mark this box with an X if your address has changed and print the new address on the reverse.		C 1234567890 JNT
A Company Proposals
The Board of Directors recommends a vote FOR the listed nominees and FOR proposal two.
1. Election of Directors:
	For	Withhold		For	Withhold
01—Gregory D. Brenneman	☐	☐	07—Lawrence R. Johnston	☐	☐
02—John L. Clendenin	☐	☐	08—Kenneth G. Langone	☐	☐
03—Claudio X. Gonzalez	☐	☐	09—Angelo R. Mozilo	☐	☐
04—Milledge A. Hart, III	☐	☐	10—Robert L. Nardelli	☐	☐
05—Bonnie G. Hill	☐	☐	11—Thomas J. Ridge	☐	☐
06—Laban P. Jackson, Jr.	☐	☐
		For	Against	Abstain
2.	To ratify the appointment of KPMG LLP as independent registered public accounting firm for Fiscal 2006.	☐	☐	☐
B Shareholder Proposals The Board of Directors recommends a vote AGAINST the following proposals.
		For	Against	Abstain
3.	Shareholder Proposal regarding committee report.	☐	☐	☐
4.	Shareholder Proposal regarding employment diversity report disclosure.	☐	☐	☐
5.	Shareholder Proposal regarding chairman and CEO.	☐	☐	☐
6.	Shareholder Proposal regarding method of voting for directors.	☐	☐	☐
7.	Shareholder Proposal regarding retirement benefits.	☐	☐	☐
8.	Shareholder Proposal regarding political contributions.	☐	☐	☐
9.	Shareholder Proposal regarding governing documents.	☐	☐	☐
10.	Shareholder Proposal regarding political nonpartisanship.	☐	☐	☐

C    Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.
Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)

/ /

	5 U P X	T H D

ADMISSION TICKET

INFORMATION ABOUT THE HOME DEPOT, INC. 2006 ANNUAL MEETING OF SHAREHOLDERS
Directions to Hotel du Pont in Wilmington, Delaware are available by telephone at 800-441-9019 or by Hotel du Pont's Internet website at www.dupont.com/hotel.

PLEASE BRING ADMISSION TICKET WITH VALID PICTURE I.D. TO PRESENT FOR ADMISSION TO THE MEETING

NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS

TIME:	WHO MAY VOTE:
10:00 a.m. Eastern Time on Thursday, May 25, 2006	You may vote if you were a shareholder of record as of the close of business on March 28, 2006.
PLACE:
Hotel du Pont	ANNUAL REPORT:
11th & Market Streets Wilmington, Delaware	A copy of our 2005 Annual Report is enclosed.
DATE OF MAILING: This Notice and the Proxy Statement are first being mailed to shareholders on or about April 14, 2006.

By Order of the Board of Directors
Frank L. Fernandez, Secretary

Attention Internet Users.    You can now access your shareholder information online. Also, if you wish to receive future meeting materials and shareholder communications electronically, you may elect to do so. You may perform each of these activities at the following secure Internet site: www.computershare.com/us/investor/homedepot.

PROXY/VOTING INSTRUCTION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
2006 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 25, 2006.

The undersigned shareholder hereby appoints ROBERT L. NARDELLI and FRANK L. FERNANDEZ, and each of them individually, attorneys and proxies for the undersigned with full power of substitution, to act and vote, with the powers the undersigned would possess if personally present, at the 2006 Annual Meeting of Shareholders of The Home Depot, Inc., to be held at Hotel du Pont, Wilmington, Delaware, on Thursday, May 25, 2006, at 10:00 a.m., Eastern Time, and any adjournments or postponements thereof, as directed on the reverse side with respect to the matters set forth on the reverse side, and with discretionary authority on all other matters that come before the meeting, all as more fully described in the Proxy Statement received by the undersigned shareholder. If no direction is made, the proxy will be voted: (a) "FOR" the election of the director nominees and (b) in accordance with the recommendations of the Board of Directors on the other matters referred to on the reverse side.

Participants in the Company's retirement plans may vote their proportionate share of The Home Depot, Inc. common stock held in the plan, by signing and returning this card, or by voting electronically. By doing so, you are instructing the trustee to vote all of your shares at the meeting or at any adjournment, as you have indicated with respect to the matters referred to on the reverse side. If this card is signed and returned without voting instructions, the shares represented by this proxy will be voted by the plan trustee. If this card is not returned or is returned unsigned, shares will be voted by the plan trustee in the same proportion as the shares for which voting instructions are received from other participants in the plan. If, however, voting instructions are not provided and you participate in one of the Company's Canada-based retirement plans, your shares will not be voted.

UNLESS VOTING ELECTRONICALLY OR BY PHONE,
PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE.

Address Change If you have a change of address, please indicate it here and be sure to check the appropriate box appearing below the purple bar on the reverse side.	Comments If you have indicated any comments below, please be sure to check the appropriate box appearing below the purple bar on the reverse side.